EXECUTION VERSION

pUBLIC STORAGE

€100,000,000

1.54% Senior Notes due April 12, 2024

______________

NOTE PURCHASE AGREEMENT

______________

Dated as of April 12, 2016

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Table of Contents

(continued)

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Table of Contents

(continued)

			Page

	13.3.	Replacement of Notes.	48
14		PAYMENTS ON NOTES.	49
	14.1.	Place of Payment.	49
	14.2.	Home Office Payment.	49
15		EXPENSES, ETC.	50
	15.1.	Transaction Expenses.	50
	15.2.	Survival.	50
16		SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.	51
17		AMENDMENT AND WAIVER.	51
	17.1.	Requirements.	51
	17.2.	Solicitation of Holders of Notes.	51
	17.3.	Binding Effect, Etc.	52
	17.4.	Notes Held by Company, Etc.	52
18		NOTICES.	53
19		REPRODUCTION OF DOCUMENTS.	53
20		CONFIDENTIAL INFORMATION.	54
21		SUBSTITUTION OF PURCHASER.	55
22		MISCELLANEOUS.	55
	22.1.	Successors and Assigns.	55
	22.2.	Accounting Terms.	55
	22.3.	Severability.	56
	22.4.	Construction, Etc.	56
	22.5.	Counterparts.	57
	22.6.	Governing Law.	57
	22.7.	Jurisdiction and Process; Waiver of Jury Trial.	57
	22.8.	Obligation to Make Payment in Euros or Dollars.	58
	22.9.	Fair Value Accounting.	59
	22.10.	FATCA Information.	59

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Schedule A—Defined Terms

Schedule B—

Schedule 5.4 —

Schedule 5.15—

Schedule 8.6—

Exhibit 1.1—Form of 1.54% Senior Note due April 12, 2024

Exhibit 1.2 —Form of Subsidiary Guaranty Agreement

Exhibit 4.4(a) —

Exhibit 4.4(b)—

PUBLIC STORAGE

701 Western Avenue

Glendale, California 91201-2349

United States of America

1.54% Senior Notes due April 12, 2024

April 12, 2016

To Each of the Purchasers Listed in

Schedule B Hereto:

Ladies and Gentlemen:

PUBLIC STORAGE, a real estate investment trust formed under the laws of the State of Maryland (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”) agrees with each of the Purchasers as follows:

1.	AUTHORIZATION OF NOTES; GUARANTEES.
1.1.	Authorization of Notes.

The Company will authorize the issue and sale of €100,000,000 aggregate principal amount of its 1.54% Senior Notes due April 12, 2024 (the “Notes,” such term to include any amendment, restatement or other modification from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13).  The Notes shall be substantially in the form set out in Exhibit 1.1.  Certain capitalized and other terms used in this Agreement are defined in Schedule A. References to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.  References to a “Section” are references to a Section of this Agreement unless otherwise specified.

1.2.	Possible Future Guarantees.

The payment of the Notes and the performance by the Company of its obligations under this Agreement may, from time to time, be guaranteed by Subsidiaries of the Company (each being a “Subsidiary Guarantor”),  pursuant to a Subsidiary Guaranty Agreement of such Subsidiary Guarantor (as amended from time to time).

2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3.	CLOSING.

(a)The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 9:00 a.m., New York City time, at a closing (the “Closing”) on April 12, 2016.  At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note to be purchased by such Purchaser (or such greater number of Notes in denominations of at least €500,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company with the following wiring instructions:

BENEFICIARY BANK:	Wells Fargo Bank, N.A.
ATTN:	Daniel Donnelly, Foreign Exchange
ADDRESS:	333 S. Grand Ave., Suite 888 Los Angeles, CA 90071
PHONE:	(213) 253-3366
BENEFICIARY BANK SWIFT CODE:	WFBIUS6WFFX
IBAN:	DE79500700100958748600
CORRESPONDENT BANK:	DEUTSCHE BANK AG - Frankfurt
CORRESPONDENT BANK SWIFT CODE:	DEUTDEFF

ALL FUNDS ARE FOR FINAL BENEFICIARY WELLS FARGO BANK

FOR FURTHER CREDIT TO PUBLIC STORAGE ACCOUNT 4648-059228

IN ALL CASES CLEARLY REFERENCE: PUBLIC STORAGE PRIVATE PLACEMENT

(b)If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Company to tender such Notes.

4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

4.1.	Representations and Warranties.

The representations and warranties of the Company in this Agreement shall be correct when made and at the Closing.

4.2.	Performance; No Default.

The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.  Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

4.3.	Compliance Certificates.

(a)Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of the Secretary or another appropriate person, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.

4.4.	Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Morrison & Foerster (UK) LLP, U.S. special counsel for the Company,  substantially in the form set forth in Exhibit 4.4(a)  and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special U.S. counsel in connection with such transactions substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.5.	Purchase Permitted By Applicable Law, Etc.

On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.6.	Sale of Other Notes.

Contemporaneously with the Closing the Company shall issue to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule B.

4.7.	Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

4.8.	Payment of Special Counsel Fees.

Without limiting Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a  statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.9.	Changes in Corporate Structure.

The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following December 31,  2015.

4.10.	Funding Instructions.

At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number/SWIFT code/IBAN and (c) the account name and number into which the purchase price for the Notes is to be deposited.

4.11.	Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.	REPRESENTATIONS AND WARRANTIES.

As of the date of Closing, the Company represents and warrants to each Purchaser that:

5.1.	Organization; Power and Authority.

The Company is a real estate investment trust duly organized and validly existing under the laws of its jurisdiction of organization and, where applicable, is duly qualified as a foreign corporation and, where applicable, is in good standing in each jurisdiction in which such qualification or good standing is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2.	Authorization, Etc.

This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.	Disclosure.

This Agreement and the financial statements referenced in the first sentence of Section 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to March 23, 2016 in connection with the transactions contemplated hereby (this Agreement, such financial statements and such documents, certificates or other writings delivered to each Purchaser prior to March 23, 2016 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since December 31, 2015 there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)Attached as Schedule 5.4 is the Group Structure Chart, with information containing (except as noted therein) a complete and correct list of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers.

(b)All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and, where applicable, non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c)Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and, where applicable, duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.	Financial Statements; Material Liabilities.

The audited consolidated financial statements of the Company for each of its fiscal years ended December 31,  2015,  2014, 2013, 2012 and 2011 (including in each case the related schedules and notes), fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of such respective dates and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

5.6.	Compliance with Laws, Other Instruments, Etc.

The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.	Governmental Authorizations, Etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, including, without limitation, any thereof required in connection with the obtaining of Euros to make payments under this Agreement or the Notes.

5.8.	Litigation; Observance of Agreements, Statutes and Orders.

(a)There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)Neither the Company nor any Subsidiary is (i) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (ii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.9.	Taxes.

The Company and its Subsidiaries have filed all known income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended 2011.

5.10.	Title to Property; Leases.

The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of any Lien prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate would not have a Material Adverse Effect.  All Material leases are valid and subsisting and are in full force and effect in all material respects.

5.11.	Licenses, Permits, Etc.

The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

5.12.	Compliance with ERISA; Non-U.S. Plans.

(a)The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $500,000 in the case of any single Plan and by more than $500,000 in the aggregate for all Plans.   The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities by more than $500,000.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)The Company and its ERISA Affiliates have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan that individually or in the aggregate are Material.

(d)The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply would not be reasonably expected to have a Material Adverse Effect.  All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the

Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue would not be reasonably expected to have a Material Adverse Effect.

5.13.	Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy the Notes or any similar securities from, or otherwise approached or negotiated in respect thereof with, the Purchasers and not more than three other Institutional Investors (of the type described in clauses (c) and (d) of the definition thereof), each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has, with respect to the Notes, engaged in any form of “general solicitation or general advertising,” as defined under Rule 502(c) of the Securities Act.  The Company has provided each Purchaser an opportunity to discuss with the Company’s management the financial statements delivered pursuant to Section 5.5, as well as the Company’s business, management, financial affairs and the terms and conditions of the offering of the Notes.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities laws of the jurisdiction of organization of the Company.

5.14.	Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes hereunder for general corporate purposes.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15.	Existing Indebtedness.

(a)Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries (other than Indebtedness owing from one member of the Group to another) as of December 31, 2015 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranties thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries.  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $100,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which would prohibit the issuance of the Notes or the incurrence of the Indebtedness related thereto.

5.16.	Foreign Assets Control Regulations, Etc.

(a)None of the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, CISADA or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii),  a “Blocked Person”).  None of the Company nor any Controlled Entity (i) has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions or (ii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (ii) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions or (iii) otherwise in violation of U.S. Economic Sanctions.

(c)None of the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking,

terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act, any U.S. Economic Sanctions, or any other United States law or regulation governing such activities or under any other similar laws of any other jurisdiction governing such activities (collectively, “Anti-Money Laundering/Anti-Terrorism Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of U.S. Economic Sanctions or Anti-Money Laundering/Anti-Terrorism Laws, (iii) has been assessed civil penalties under any Anti-Money Laundering/Anti-Terrorism Laws, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering/Anti-Terrorism Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable Anti-Money Laundering/Anti-Terrorism Laws and U.S. Economic Sanctions.

(d)(1)None of the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the UK Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2)To the Company’s actual knowledge after making due inquiry, none of the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and

(3)No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any illegal payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.  The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions, Anti-Money Laundering/Anti-Terrorism Laws and Anti-Corruption Laws.

5.17.	Status under Certain Statutes.

None of the Company nor any Subsidiary is subject to regulation under the United States Investment Company Act of 1940, as amended, the United States Public Utility Holding Company Act of 2005, as amended, the United States ICC Termination Act of 1995, as amended, or the United States Federal Power Act, as amended.

5.18.	Ranking of Obligations

The Company’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank at least pari passu, in right of payment without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company except for those obligations that are mandatorily preferred by law.

6.	REPRESENTATIONS OF THE PURCHASERS.
6.1.	Purchase for Investment.

Each Purchaser severally represents that (i) it is an “accredited investor” within the meaning of Regulation D of the Securities Act and is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control and (ii) it has knowledge and experience in financial and business matters and  is capable of evaluating the merits and risks of its investment in the Notes and is able to bear the economic risk of holding the Notes for an indefinite period of time.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes nor does it intend to do so and, in any event, a Purchaser shall only reoffer or resell the Notes purchased by it in accordance with any available exemption from the requirements of Section 5 of the Securities Act, except as aforesaid.

6.2.	Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)the Source is a governmental plan; or

(g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.	INFORMATION AS TO COMPANY.
7.1.	Financial and Business Information.

The Company shall deliver to each holder of a Note that is an Institutional Investor:

(a)Quarterly Reports -- within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Principal Bank Facility or the date on which such corresponding financial statements are delivered under the Principal Bank Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal period, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such fiscal period,

setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and consolidated cash flows, subject to changes resulting from year-end adjustments,  provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);

(b)Annual Statements -- within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Principal Bank Facility or the date on which such corresponding financial statements are delivered under the Principal Bank Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of

(i)a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice or proxy statement or similar document sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability,  or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC;

(d)Notice of Default or Event of Default -- promptly and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)Employee Benefits Matters -- promptly and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(iv)receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(f)Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note.

7.2.	Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or (b) shall be accompanied by a certificate of a Senior Financial Officer:

(a)Covenant Compliance —  setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10.3 through Section 10.8, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations), and reasonably detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence, together with a reconciliation of such financial statements with Frozen Accounting Principles (if Frozen Accounting Principles are being applied at such time) showing, in reasonable detail, the effect of the application of Frozen Accounting Principles.  With respect to Section 10.3 through Section 10.8 (inclusive), in the event that the Company or any Subsidiary has made an election to measure any related financial liability using fair value (which election is being disregarded for purposes of determining compliance with any requirement of Section 10.3 through Section 10.8 (inclusive) of this Agreement pursuant to Section 22.9) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and

(b)Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.	Visitation.

The Company shall permit the representatives of each holder of Notes (other than a Competitor) that is an Institutional Investor:

(a)No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company and during normal business hours twice in any calendar year, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the

Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and the Company’s independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

7.4.	Electronic Delivery.

Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a)such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Schedule B information or as communicated from time to time in a separate writing delivered to the Company; or

(b)such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are either publicly filed in electronic format with the SEC or timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access or are made available via its website, which is currently located at https://www.publicstorage.com as of the date of this Agreement;

provided however, that in the case of clause (b), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or availability in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

7.5.	Limitation on Disclosure Obligation.

Neither the Company nor any Subsidiary shall be required to disclose the following information pursuant to Section 7.1(c), 7.1(f) or 7.3:

(a)information that the Company or any Subsidiary determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 20, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

(b)information that, notwithstanding the confidentiality requirements of Section 20, the Company or any Subsidiary is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Company or any Subsidiary and not entered into in contemplation of this clause (b), provided that the Company or such relevant Subsidiary shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Company or such relevant Subsidiary has received a written opinion of counsel (which may be an internal counsel) confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Company will provide such holder with a written opinion of counsel (which may be addressed to the Company and which may be of an internal counsel) relied upon as to any requested information that the Company is prohibited from disclosing to such holder under circumstances described in this Section 7.5.

Under no circumstances shall the Company or any Subsidiary be required to disclose any information whatsoever under the terms of this Agreement to any Person that is a Competitor.

8.	PAYMENT AND PREPAYMENT OF THE NOTES.
8.1.	Maturity; Required Prepayments.

As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date of the Notes.

8.2.	Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount (if any), plus any applicable Net Loss on any Swapped Note (if any) and in each case less any applicable Net Gain (if any) determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the

Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount (if any) for each applicable Note due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.	Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes  at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.	Maturity; Surrender, Etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any, plus any applicable Net Loss on any Swapped Note, less any applicable Net Gain.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, plus any applicable Net Loss on any Swapped Note, less any applicable Net Gain as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.	Purchase of Notes.

The Company will not and will not permit any Affiliate which it directly or indirectly controls to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate which it directly or indirectly controls pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions, which offer shall remain outstanding for a reasonable period of time (not to be less than 15 days); provided, that any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer.  If the holders of more than 50% of the principal amount of the Notes then outstanding accept any such offer made pursuant to the foregoing subpart (b), the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer.  A failure by a holder of Notes to respond to an offer to purchase made pursuant to subpart (b) of this Section 8.5 shall be deemed to constitute a rejection of such offer by such holder. The Company will promptly cancel all Notes acquired by it or any Affiliate which it directly or indirectly controls pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.	Make-Whole Amount.

(a)The term “Make-Whole Amount” means, with respect to any Non-Swapped Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Non-Swapped Note over the amount of such Called Principal, provided that the Make-Whole Amount may not in any event be less than zero.  For the purposes of determining the Make-Whole Amount with respect to any Note, the following terms have the following meanings:

“Called Principal” means, with respect to any Non-Swapped Note, the principal of such Non-Swapped Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Non-Swapped Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Non-Swapped Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Recognized German Bund Market Makers” means two internationally recognized dealers of German Bunds reasonably selected by the Required Holders.

“Reinvestment Yield”  means, with respect to the Called Principal of any Non-Swapped Note, the sum of (x) 0.50% (50 basis points) plus (y) the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 a.m. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated “Page PXGE” on Bloomberg Financial Markets (or, if Bloomberg Financial Markets shall cease to report such yields on Page PXGE or shall, in the reasonable opinion of the Required Holders, cease to be a customary source of information for calculating yield-maintenance amounts on privately placed notes, then such alternative source of such information as reasonably selected by the Required Holders) for the actively traded benchmark German Bunds having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields are not reported as of such time or the yields reported shall not be ascertainable, (ii) the average of the ask-side yields for such securities as determined by Recognized German Bund Market Makers.  Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded benchmark German Bunds with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded benchmark German Bunds with the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Remaining Average Life”  means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Non-Swapped Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Non-Swapped Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Non-Swapped Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

(b)The term “Make-Whole Amount” means, with respect to any Swapped Note, an amount equal to the excess, if any, of the Swapped Note Discounted Value of the Swapped Note Remaining Scheduled Swap Payments with respect to the Swapped Note Called Notional Amount related to a Swapped Note over such Swapped Note Called Notional Amount; provided that the Make-Whole Amount may in no event be less than zero.  All payments of Make-Whole Amount shall be made in Dollars.  For the purposes of determining the Make-Whole Amount (and for the purposes of determining any Net Loss, Net Gain or Swap Breakage Amount in accordance with Section 8.10 below), the following terms have the following meanings:

“Initial Swap Agreement” has the meaning in the definition of “Original Swap Agreement” below.

 “New Swap Agreement” means any cross-currency swap agreement pursuant to which the holder of a Swapped Note is to receive payment in Dollars and which is entered into in full or partial replacement of an Original Swap Agreement as a result of such Original Swap Agreement having terminated for any reason other than an actual or reasonably anticipated non-scheduled prepayment or repayment of such Swapped Note prior to its scheduled maturity.  The terms of a New Swap Agreement with respect to any Swapped Note do not have to be identical to those of the Original Swap Agreement with respect to such Swapped Note.  Any holder of a Swapped Note that enters into a New Swap Agreement shall within a reasonable time thereafter deliver to the Company an updated Schedule 8.6 which shall become a part of this Agreement.

“Original Swap Agreement” means, with respect to any Swapped Note, (x) a cross-currency swap agreement and annexes and schedules thereto (an “Initial Swap Agreement”) that is entered into on an arm’s length basis following ordinary commercial practice by the original purchaser of such Swapped Note (or any affiliate thereof) in connection with the purchase of such Swapped Note and relates to the scheduled payments by the Company of interest and principal on such Swapped Note, under which the holder of such Swapped Note is to receive payments from the counterparty thereunder in Dollars and which is more particularly described on Schedule 8.6 hereto (a “Swap Description”) delivered to the Company prior to the issuance of such Swapped Note or as otherwise provided herein, (y) any Initial Swap Agreement that has been assumed or novated to (without any waiver, amendment, deletion or replacement of any material economic term or provision thereof) a holder of a Swapped Note in connection with a transfer of such Swapped Note and (z) any Replacement Swap Agreement; and a “Replacement Swap Agreement” means, with respect to any Swapped Note, a cross-currency swap agreement and annexes and schedules thereto with payment terms and provisions (other than a reduction in notional amount, if applicable) identical to those of the Initial Swap Agreement with respect to such Swapped Note that is entered into on an arm's length basis following ordinary commercial practice by the holder of such Swapped Note in full or partial replacement (by amendment, modification or otherwise) of such Initial Swap Agreement (or any subsequent Replacement Swap Agreement) in a notional amount not exceeding the outstanding principal amount of such Swapped Note covered by the Initial Swap Agreement or Replacement Swap Agreement, as the case may be, that is being replaced by such Replacement Swap Agreement following a non-scheduled prepayment or a repayment of such Swapped Note prior to its scheduled maturity. Any holder of a Swapped Note that enters into, assumes or terminates an Initial Swap Agreement or Replacement Swap Agreement shall within a reasonable period of time thereafter deliver to the Company an updated Schedule 8.6 which shall become a part of this Agreement.

“Swap Agreement” means, with respect to any Swapped Note, an Original Swap Agreement or a New Swap Agreement, as the case may be.

“Swapped Note” means any Note that (a) as of the date of the Closing is subject to an Initial Swap Agreement and (b) at all times is subject to a Swap

Agreement the principal economic terms of which are as set forth in a Swap Description included in Schedule 8.6 hereto delivered to the Company on or about the date of Closing (in the case of an Original Swap Agreement) or within a reasonable period of time (but in no event longer than 14 days) after the date of its execution (in the case of a New Swap Agreement).  A “Swapped Note” shall no longer be deemed a “Swapped Note” at such time as the related Swap Agreement ceases to be in force in respect thereof.

“Swapped Note Called Notional Amount” means, with respect to any Swapped Note Called Principal of any Swapped Note, the payment in Dollars due from the swap counterparty to the holder of such Swapped Note under the terms of the Swap Agreement to which such holder is a party, attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled maturity date provided that if such Swap Agreement is not an Initial Swap Agreement, then the “Swapped Note Called Notional Amount” in respect of such Swapped Note shall not exceed the amount in Dollars which would have been due to the holder of such Swapped Note under the terms of the Initial Swap Agreement to which such holder was a party (or if such holder was never party to an Initial Swap Agreement, then the last Initial Swap Agreement to which the most recent predecessor in interest to such holder as a holder of such Swapped Note was a party), attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled maturity date.

“Swapped Note Called Principal” means, with respect to any Swapped Note, the principal of such Swapped Note that is to be prepaid or purchased pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Swapped Note Discounted Value” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires, the amount obtained by discounting all Swapped Note Remaining Scheduled Swap Payments corresponding to the Swapped Note Called Notional Amount of such Swapped Note from their respective scheduled due dates to the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Swapped Note is payable) equal to the Swapped Note Reinvestment Yield with respect to such Swapped Note Called Notional Amount.

“Swapped Note Reinvestment Yield” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, the sum of (x) 0.50% (50 basis points) plus (y) the ask-side yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, on the display designated as “Page PX1”  (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date or (ii) if such ask-side yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in U.S. Federal Reserve Statistical Release H.15 (or any comparable successor publication) for applicable on the run U.S. Treasury securities having a constant maturity equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date.  In the case of each determination under clause (i) or clause (ii), as the case may be, of this definition, such implied yield will be determined, if necessary, by (A) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (B) interpolating linearly between (1) the applicable on the run U.S. Treasury security with the maturity closest to and greater than such Swapped Note Remaining Average Life and (2) the applicable on the run U.S. Treasury security with the maturity closest to and less than such Swapped Note Remaining Average Life.  The Swapped Note Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Swapped Note.

“Swapped Note Remaining Average Life”  means, with respect to any Swapped Note Called Notional Amount, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Swapped Note Called Notional Amount into (ii) the sum of the product obtained by multiplying (a) the principal component of each Swapped Note Remaining Scheduled Swap Payment with respect to such Swapped Note Called Notional Amount by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount and the scheduled due date of such Swapped Note Remaining Scheduled Swap Payments.

“Swapped Note Remaining Scheduled Swap Payments” means, with respect to the Swapped Note Called Notional Amount relating to any Swapped Note, the payments due to the holder of such Swapped Note in Dollars under the terms of the Swap Agreement to which such holder is a party which correspond to all payments of the Swapped Note Called Principal of such Swapped Note corresponding to such Swapped Note Called Notional Amount and the interest on such Swapped Note Called Principal (other than the portion of the payment due under such Swap Agreement corresponding to the interest accrued on the

Swapped Note Called Principal to the Swapped Note Settlement Date) that would be due after the Swapped Note Settlement Date in respect of such Swapped Note Called Notional Amount assuming that no payment of such Swapped Note Called Principal is made prior to its originally scheduled payment date, provided that if such Swapped Note Settlement Date is not a date on which an interest payment is due to be made under the terms of such Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Swapped Note Settlement Date and required to be paid on such Swapped Note Settlement Date pursuant to Section 8 or 12.1.

“Swapped Note Settlement Date” means, with respect to the Swapped Note Called Principal of any Swapped Note, the date on which such Swapped Note Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

8.7.	Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding, (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount or Net Loss on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

8.8.	OFAC Sanctions.

(a)Within five Business Days after the Company’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Violation has occurred with respect to such Affected Noteholder as a result of any OFAC Event, which notice shall (i) refer specifically to this Section 8.8 and describe in reasonable detail such Noteholder Sanctions Violation and such OFAC Event and (ii) be accompanied by an opinion of nationally recognized independent counsel in the appropriate jurisdiction to the effect that a Noteholder Sanctions Violation shall have occurred with respect to such Affected Noteholder, the Company shall by written notice (a “Sanctions Prepayment Notice”) delivered to such Affected Noteholder offer to prepay on a Business Day not less than 30 days and not more than 60 days after the date of such Sanctions Prepayment Notice (the “Sanctions Prepayment Date”) the Notes of such Affected Noteholder, at 100% of the principal amount of such Notes at par (together with the Net Loss due in relation to any Swapped Notes, if any, less in each case any Net Gain, but without any make-whole, premium, penalty or Make-Whole Amount whatsoever or however described), together with interest accrued thereon to the Sanctions Prepayment Date, and specify the Sanctions Prepayment Response Date (as defined below).  Such Affected Noteholder shall notify the Company of such Affected Noteholder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date at least ten Business Days prior to the Sanctions Prepayment Date (such date ten Business Days prior to the Sanctions Prepayment Date being the “Sanctions Prepayment Response Date”).  If such Affected Noteholder has accepted the Company’s prepayment offer in accordance with this Section 8.8, on the Sanctions Prepayment Date, the entire unpaid principal amount of the Notes held by such holder of Notes which has accepted such prepayment offer, together with interest accrued to the Sanctions Prepayment Date (together with the Net Loss due in relation to any Swapped Notes, if any, less in each case any Net Gain, but without any make-whole, premium, penalty or Make-Whole Amount whatsoever or howsoever described), shall become due and payable.  The failure by such Affected Noteholder to respond to such offer in writing on or before the Sanctions Prepayment Response Date shall be deemed to be a rejection of such offer.  Under no circumstances shall any Affected Noteholder who has rejected (or who has been deemed to have rejected) any such offer have any right to claim a Default or Event of Default relating to the OFAC Event relating to such offer.

(b)No prepayment of any Note shall be permitted pursuant to this Section 8.8 as a result of any OFAC Event if a Prohibited Subsequent Action shall have occurred with respect to such OFAC Event.

(c)Promptly, and in any event within five (5) Business Days, after the Company’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Violation shall have occurred with respect to such Affected Noteholder as a result of any OFAC Event, the Company shall forward a copy of such notice to each holder of Notes.

(d)Notwithstanding anything to the contrary contained in this Section 8.8, if an OFAC Event has occurred but (i) the Company and/or its Controlled Entities have taken such action(s) in relation to their activities so as to remedy any violation of Section 10.9(b)(ii) (as applicable) prior to the applicable Sanctions Prepayment Date (such that such Affected Noteholder(s) shall not be in violation of any law or regulation applicable to such Affected Noteholder or subject to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions), then the Company shall not be obliged to prepay such Affected Notes in relation to such OFAC Event which is no longer continuing.  If the Company and/or its Controlled Entities shall undertake any actions to remedy any such OFAC Event, the Company shall keep the holders reasonably and timely informed of such actions and the results thereof.

(e)Notwithstanding the provisions of Section 8.8(a), if any Affected Noteholder that has given written notice to the Company of its acceptance of the Company’s prepayment offer in accordance with this Section 8.8 also gives notice to the Company prior to the relevant Sanctions Prepayment Date that it has determined (in its sole discretion) that it requires clearance from any United States Governmental Authority in order to receive a prepayment pursuant to this Section 8.8, the principal amount of the Affected Noteholder’s Notes, together with interest accrued thereon to the date of prepayment, shall become due and payable on the later of (i) such Sanctions Prepayment Date and (ii) the date that is 10 Business Days after such Affected Noteholder gives notice to the Company that it is entitled to receive a prepayment pursuant to this Section 8.8, and in any event, any such delay in accordance with the foregoing clause (e)(ii) shall not be deemed to give rise to any Default or Event of Default.

(f)The Company shall promptly, and in any event within 10 Business Days, give written notice to the holders after the Company or any Controlled Entity having been notified that (i) its name appears on any list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions or (ii) it is in violation of, or is subject to the imposition of sanctions under, any U.S. Economic Sanctions, in each case which notice shall describe the facts and circumstances thereof and set forth the action, if any, that the Company or a Controlled Entity proposes to take with respect thereto.

8.9.	Change of Control Prepayment Offer.

(a)A “Change of Control Prepayment Event” occurs if: (x)  a Change of Control occurs or any condition in the nature of a Change of Control exists and, as  a  consequence  thereof, the Company or any Subsidiary has become obligated to purchase, repay or redeem a Material Amount of Applicable Long-Term Financing(s) before its (or their) regular maturity or mandatory redemption date or before its (or their) regularly scheduled dates of payment or redemption; (y) a Change of Control occurs or any condition in the nature of a Change of Control exists under the Principal Bank Facility and a Material Amount of any Indebtedness thereunder has been declared, or has become, due and payable  before  its stated maturity or before its regularly scheduled dates of payment, or (z) within the period of 90 days from and including the date on which a Change of Control occurs (or such longer period as the rating of any Rated Securities or Issuer Credit Rating shall be under publicly announced consideration by any Rating Agency), either (i) there are Rated Securities or an Issuer Credit Rating outstanding at the time of such Change of Control and a Rating Downgrade in respect of that Change of Control occurs or (ii) at such time there are no Rated Securities nor Issuer Credit Rating and the Company fails to obtain (whether by failing to seek a rating or otherwise) either a rating of the Notes or any other unsecured and unsubordinated Indebtedness of the Company having an initial maturity of five years or more (and which does not have the benefit of a guarantee from any Person other than any such Person that at such time also so guarantees the obligations of the Company under this Agreement and the Notes) or an Issuer Credit Rating from a Rating Agency, in either case, of at least Investment Grade (a “Negative Rating Event”), in each case after giving pro forma effect to the transaction giving rise to such Change of Control (that Change of Control and the related Rating Downgrade or, as the case may be, Negative Rating Event, together (but not individually) constituting the Change of Control Prepayment Event).

(b)Promptly upon becoming aware that a Change of Control has occurred, and in any event not later than 10 Business Days after becoming aware of the Change of Control, the Company shall give written notice of such fact to all holders of the Notes. Promptly upon becoming aware that a Change of Control Prepayment Event has occurred, and not later than five Business Days after becoming aware of the Change of Control Prepayment Event, the Company shall give written notice (the “Company Notice”) of such fact to all holders of the Notes. The Company Notice shall (i) describe the facts and circumstances of such Change of Control Prepayment Event in reasonable detail, (ii) refer to this Section 8.9 and the rights of the holders hereunder and (iii) contain an offer by the Company to prepay the entire unpaid principal amount of Notes held by each holder at 100% of the principal amount of such Notes at par (together with the Net Loss due in relation to any Swapped Notes, if any, less in each case any Net Gain, but without any make-whole, premium, penalty or Make-Whole Amount whatsoever or howsoever described), together with interest accrued thereon to the prepayment date selected by the Company, which prepayment shall be on a date specified in the Company Notice, which date shall be a Business Day not less than 30 days and not more than 60 days after such Company Notice is given should any agreement to the contrary not be reached among the Company and each of the holders of the Notes.

(c)On the prepayment date specified in the Company Notice, the entire unpaid principal amount of the Notes held by each holder of Notes which has accepted such prepayment offer, together with interest accrued thereon to the prepayment date (together with the Net Loss due in relation to any Swapped Notes, if any, less in each case any Net Gain, but without any make-whole, premium, penalty or Make-Whole Amount whatsoever or howsoever described), shall become due and payable. The failure by a holder of a Note to respond to such prepayment offer shall be deemed to constitute a rejection of such offer.

(d)For purposes of this Section 8.9:

(i)“Applicable Long-Term Financing” means, at any time, (x) any series of Preferred Stock of the Company or any of its Subsidiaries, or any series of unsecured Indebtedness (excluding, as an abundance of caution, Non-Recourse Indebtedness) of the Company or any of its Subsidiaries consisting of public or private bonds or notes, or a term financing (other than under the Principal Bank Facility), in each case with an original aggregate liquidation preference amount or an original aggregate principal amount, as applicable, of at least $100,000,000 (or its equivalent in the relevant currency of payment) and, in each case, an original final mandatory redemption date or an original final maturity date of at least five years, (y) a bridge loan (other than under the Principal Bank Facility) with an original aggregate principal amount of at least $100,000,000 (or its equivalent in the relevant currency of payment) and an original final maturity date of at least 364 days.

(ii)a “Change of Control”  means (a) during any period of 12 consecutive months ending after the date of this Agreement, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of the Company (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved)

cease for any reason to constitute a majority of the Board of Trustees of the Company then in office; or (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than any Excluded Shareholder, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding voting stock of the Company;

(iii)“Investment Grade” means a rating of BBB- by Standard & Poor’s Rating Services, Baa3 by Moody’s Investors Service, Inc. or BBB- by Fitch, Inc. (as applicable), or their respective equivalents for those Rating Agencies or any others for the time being, or better;

(iv)“Issuer Credit Rating” means an issuer-level corporate credit rating or an issuer rating (or the equivalent of either such rating) (but, for the avoidance of doubt, not including a preferred stock issuer rating), from a Rating Agency;

(v)“Material Amount” means an amount equal to or exceeding the  greater of  (a) $100,000,000 (or  its equivalent  in  the relevant currency  of payment)  and  (b)  20% of an amount equal to the sum of Total Indebtedness plus the aggregate liquidation preference amount of all Preferred Stock of the Company or any of its Subsidiaries (exclusive of any such Preferred Stock held by the Company or any of its Subsidiaries) at such time.

(vi)“Rated Securities” means the Notes, if at any time and for so long as they shall have a rating from a Rating Agency, and otherwise any other unsecured and unsubordinated Indebtedness of the Company (which does not have the benefit of a Guaranty from any Person other than any such Person that at such time also so guarantees the obligations of the Company under this Agreement and the Notes) which has an initial maturity of at least the lesser of five years or the remaining period to maturity of the last maturing Notes then outstanding and is rated by a Rating Agency (provided, however, that Rated Securities shall not include any preferred stock);

(vii)“Rating Agency” means either Standard & Poor’s Rating Services, Moody’s Investors Service, Inc. or Fitch, Inc., or any of their respective rating agency subsidiaries and their successors; and

(viii)“Rating Downgrade” shall be deemed to have occurred in respect of a Change of Control if (a) the rating(s) assigned to the Rated Securities (whether provided at the invitation of the Company or of its own volition) or (b) the Issuer Credit Rating, in either case, which is/are current immediately before the time the Change of Control occurs, (i) if Investment Grade, is/are either lowered by the relevant number of Rating Agencies to below Investment Grade or withdrawn and not replaced by an Investment Grade rating of the relevant number of Rating Agencies or (ii) if below Investment Grade, is/are not replaced by an Investment Grade rating of the relevant number of Rating Agencies (and for purposes of this paragraph (d)(viii), the “relevant number” shall be two or more, if such Rated Securities are rated or the Issuer Credit Rating is outstanding, by three or more Rating Agencies and one or more if such Rated Securities are rated, or such Issuer Credit Rating is provided, by less than three Rating Agencies).

(e)For purposes of clause (a)(z) of this Section 8.9 only, a Change of Control shall not be deemed to have occurred by reason of a new Holding Company acquiring the entire issued share capital of the Company if:

(i)such acquisition is for the purposes of solvent re-organization or re-construction of or within the Group;

(ii)the details of the new Holding Company and the proposed reorganization or reconstruction have been provided to the holders of the Notes; and

(iii)such new Holding Company is organized in a Permitted Jurisdiction and its shares are directly or indirectly owned by substantially the same shareholders (and in substantially the same percentages) as those who owned the Company immediately before the acquisition of the Company.

8.10.	Swap Breakage.

(a)(i)In the event that any Swapped Note is prepaid, repaid or purchased pursuant to Section 8.2,  8.5, 8.8 or 8.9 or has been or is declared to be immediately due and payable pursuant to Section 12.1 (a “Swap Termination Event”), the holder of such Swapped Note, acting in its discretion exercised in good faith, may terminate that portion of the applicable Swap Agreement relating to the principal amount so prepaid, repaid, purchased or accelerated.  In the event that a Swap Termination Event occurs with respect to a Swapped Note and the holder of such Swapped Note does not terminate the applicable portion of the applicable Swap Agreement, then, (i) if a termination of the applicable portion of the applicable Swap Agreement would have resulted in a Net Gain, any amount of Net Gain that would have been applied against the Make-Whole Amount, if any, or any principal and interest owed by the Company had such applicable portion of such Swap Agreement been terminated, shall be applied against the Make-Whole Amount, if any, or any principal and interest then due and owing to the holder of such Swapped Note, pursuant to the methodology set forth below, or (ii) if a termination of the applicable portion of the applicable Swap Agreement would have resulted in a Net Loss on any related Swapped Note, any amount of Net Loss that would have been reimbursed to the holder of such Swapped Note had such applicable portion of such Swap Agreement been terminated, shall be reimbursed to the holder of such Swapped Note, pursuant to the methodology set forth below.

(ii)In the event that any scheduled amortization date, the maturity date or any interest payment date in respect of any Swapped Note is modified, amended or extended, then the holder of such Swapped Note shall (x) negotiate in good faith, along with the Company, with the counterparty in respect of such holder’s applicable Swap

Agreement to reschedule the applicable payment dates under such Swap Agreement, or enter into a New Swap Agreement, reflecting such new dates (and, in each case, the Company hereby agrees to pay any breakage costs, amendment fees and any other costs and expenses incurred by such holder in connection therewith, less any amounts received by such holder from the counterparty in connection therewith) or (y) if such holder is not able to amend such Swap Agreement or enter into a New Swap Agreement, in each case on terms acceptable to such holder, then the holder of such Swapped Note, acting in its sole discretion in good faith, may terminate such Swap Agreement.

Any termination of any applicable Swap Agreement (or any part thereof) pursuant to subparagraphs (a)(i) or (a)(ii) above shall herein be referred to as a “Swap Early Termination”.

(b)Upon the occurrence of any Swap Early Termination (i) any resulting Net Loss in connection therewith shall be reimbursed to the holder of such Swapped Note by the Company in Dollars upon any such prepayment, repayment or acceleration of such Swapped Note and (ii) any resulting Net Gain in connection therewith shall be deducted from the Make-Whole Amount, if any, to be paid to the holder of such Swapped Note by the Company upon any such prepayment, repayment or acceleration of such Swapped Note and the remaining balance, if any, of such resulting Net Gain shall be applied against all other amounts then due and owing to the holder of such Swapped Note after converting such amount into Dollars at the then current Dollar/Euro exchange rate,  provided that none of the Make-Whole Amount  nor any other amount due and owing by the Company as a result of such prepayment, repayment or acceleration, as applicable, in respect of such Swapped Note may in any event be less than zero.  Each holder of a Swapped Note shall be responsible for calculating its own Swap Breakage Amount, Net Loss and Net Gain in Dollars upon the prepayment, repayment or acceleration of all or any portion of such Swapped Note or upon such Swap Early Termination, as the case may be, and such calculation as reported to the Company in reasonable detail shall be binding on the Company absent demonstrable error.

(c)As used in this Agreement: “Net Loss” means the amount, if any, by which the aggregate of the Swapped Note Called Notional Amount and the Swapped Note Called Notional Accrued Interest Amount exceeds the sum of (x) the aggregate of the Swapped Note Called Principal and the Swapped Note Called Accrued Interest Amount plus (or minus in the case of an amount paid or deemed to be paid) (y) the Swap Breakage Amount received or deemed to be received (or paid) by the holder of such Swapped Note pursuant to this Section 8.10; and “Net Gain” means the amount, if any, by which the total of the Swapped Note Called Notional Amount and the Swapped Note Called Notional Accrued Interest Amount is exceeded by the sum of (x) the total of the Swapped Note Called Principal and the Swapped Note Called Accrued Interest Amount plus (or minus in the case of an amount paid or deemed to be paid) (y) the Swap Breakage Amount received or deemed to be received (or paid) or deemed to be paid by such holder pursuant to this Section 8.10.  For purposes of any determination of any “Net Loss” or “Net Gain,” the Swapped Note Called Principal and the Swapped Note Called Accrued Interest Amount shall be determined by the holder of the affected Swapped Note by converting Euros into Dollars at the current Euro/Dollar exchange rate, as determined as of 10:00 A.M. (New York City time) on the day such Swapped Note is prepaid, repaid, purchased or accelerated as indicated on the applicable screen of Bloomberg Financial Markets and any such calculation shall be reported to the Company in reasonable detail and shall be binding on the Company absent demonstrable error. For purposes of the foregoing terms “Net Loss” and “Net Gain”:

“Swapped Note Called Accrued Interest Amount” means, with respect to a Swapped Note, the accrued unpaid interest on the Swapped Note Called Principal of such Swapped Note as at the date of prepayment.

“Swapped Note Called Notional Accrued Interest Amount” means, with respect to any Swapped Note Called Notional Amount, the payment in Dollars due to the holder of the related Swapped Note under the terms of the Swap Agreement to which such holder is a party attributable to and in exchange for the Swapped Note Called Accrued Interest Amount.

(d)As used in this Agreement, “Swap Breakage Amount” means, with respect to the Swap Agreement associated with any Swapped Note, in determining the Net Loss or Net Gain, the amount that would be received (in which case the Swap Breakage Amount shall be positive) or paid (in which case the Swap Breakage Amount shall be negative) by the holder of such Swapped Note as if such Swap Agreement had terminated due to the occurrence of an event of default or an early termination under the ISDA 1992 Multi-Currency Cross Border Master Agreement or ISDA 2002 Master Agreement, as applicable (the “ISDA Master Agreement”); provided, however, that if such holder (or its predecessor in interest with respect to such Swapped Note) was, but is not at the time, a party to an Original Swap Agreement but is a party to a New Swap Agreement, then the Swap Breakage Amount shall mean the lesser of (x) the gain or loss (if any) which would have been received or incurred (by payment, through off-set or netting or otherwise) by the holder of such Swapped Note under the terms of the Original Swap Agreement (if any) in respect of such Swapped Note to which such holder (or any affiliate thereof) was a party (or if such holder was never a party to an Original Swap Agreement, then the last Original Swap Agreement to which the most recent predecessor in interest to such holder as a holder of a Swapped Note was a party) and which would have arisen as a result of the payment of the Swapped Note Called Principal on the Swapped Note Settlement Date and (y) the gain or loss (if any) actually received or incurred by the holder of such Swapped Note, in connection with the payment of such Swapped Note Called Principal on the Swapped Note Settlement Date, under the terms of the New Swap Agreement to which such holder (or any affiliate thereof) is a party.  The holder of such Swapped Note will make all calculations related to the Swap Breakage Amount in good faith and in accordance with customary market practices for calculating such amounts under the ISDA Master Agreement pursuant to which such Swap Agreement shall have been entered into and assuming for the purposes of such calculation that there are no other transactions entered into pursuant to such ISDA Master Agreement (other than such Swap Agreement).  The Swap Breakage Amount shall be payable in Dollars.

(e)Each holder of a Swapped Note will furnish the Company with an update on the swap position upon reasonable request in order to allow the Company to have a reasonable estimate of the current amount of Net Loss or Net Gain that would result from a Swap Early Termination.

9.	AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

9.1.	Compliance with Law.

Without limiting Section 10.9, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA PATRIOT Act and Environmental Laws and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.	Insurance.

The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.	Maintenance of Properties.

Subject to Section 10.2, the Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.	Payment of Taxes and Claims.

The Company will, and will cause each of its Subsidiaries to, file all income or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent,  provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

9.5.	Corporate Existence, Etc.

Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate, REIT or other respective existence of each of its Subsidiaries (unless merged into the Company or a another Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

9.6.	Books and Records.

The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

9.7.	Priority of Obligations.

The Company will ensure that its payment obligations under this Agreement and the Notes will at all times rank at least pari passu in right of payment, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company, except for such Indebtedness as would be preferred by operation of bankruptcy, insolvency, liquidation or similar laws of general application.

9.8.	Subsidiary Guarantors.

(a)The Company (i) may, at its election, at any time or from time to time, cause any Subsidiary which is not then a Subsidiary Guarantor to become a Subsidiary Guarantor if the following conditions are satisfied and (ii) shall, if required by Section 9.8(c), cause each relevant Subsidiary to become a Subsidiary Guarantor and, in connection therewith, shall cause the following conditions to be satisfied:

(i)each holder of a Note shall have received an executed Subsidiary Guaranty Agreement from such new Subsidiary Guarantor;

(ii)each holder of a Note shall have received an opinion or opinions of counsel in all applicable jurisdictions to the combined effect that such Subsidiary Guaranty Agreement of such new Subsidiary Guarantor has been duly authorized, executed and delivered by such new Subsidiary Guarantor and constitutes a legal, valid and binding obligation enforceable against such new Subsidiary Guarantor in accordance with its terms, generally consistent with the opinions referenced in Section 4.4 and all as subject to any exceptions and assumptions of the type set forth in such opinions and as are reasonable under the circumstances; and

(iii)each holder of a Note shall have received a certificate of the Secretary or a Director (or other appropriate officer or person) of the new Subsidiary Guarantor as to due authorization, charter documents, board resolutions and the incumbency of officers.

(b)Subject to Section 9.8(c), at the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty Agreement and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders or any other Person, provided, in each case, that (i) immediately before and immediately after giving effect to such release no Default or Event of Default shall have occurred and be continuing, (ii) no amount is then due and payable under such Subsidiary Guaranty Agreement, (iii) each holder of Notes shall have received a certificate of a Responsible Officer to the foregoing effect and setting forth the information reasonably required to establish compliance with the foregoing requirements and (iv) any remuneration, whether by way of supplemental or additional interest, fee or similar payment made or security granted or credit support provided, to any creditor under the Principal Bank Facility and/or the 2015 Note Purchase Agreement as consideration for or as an inducement to the release of the Guaranty provided by such Subsidiary Guarantor with respect to such Principal Bank Facility or the 2015 Note Purchase Agreement, shall be paid, granted or provided, on the same terms, ratably to the holders of all of the Notes then outstanding.

(c)The Company agrees that at all such times as any Subsidiary is a borrower or guarantor under or with respect to the Principal Bank Facility or the 2015 Note Purchase Agreement,  such Subsidiary shall be a Subsidiary Guarantor.

9.9.	REIT Status.

For the fiscal year ended December 31, 2015, the Company qualified as a REIT and intends to continue to qualify as a REIT.

10.	NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

10.1.	Transactions with Affiliates.

Other than Excluded Transactions, the Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

10.2.	Merger, Consolidation, Etc.

The Company will not, and will not permit any Subsidiary Guarantor to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided however, that:

(a)the Company may consolidate or merge with, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person if (i) either (A) the Company shall be the surviving or continuing Person, or (B) the surviving, continuing or resulting Person that purchases, leases or otherwise acquires all or substantially all of the assets of the Company (1) is a solvent REIT, corporation or limited liability company incorporated under the laws of any Permitted Jurisdiction and (2) expressly assumes the obligations of the Company hereunder and under the Notes,  in a writing which is in form and substance reasonably satisfactory to the Required Holders, and (ii) at the time of such transaction and after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

(b)any of the foregoing actions may be taken with respect to any Subsidiary Guarantor so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; notwithstanding the foregoing, any such Subsidiary Guarantor may enter into a transaction of merger pursuant to which such Subsidiary Guarantor is not the survivor of such merger only if the Company shall have given the holders of the Notes at least 10 Business Days’ prior written notice of such merger, such notice to include a certification to the effect that immediately after and after giving effect to such action, no Default or Event of Default is or would be in existence;

(c)the Company and any Subsidiary Guarantor may sell, lease or otherwise dispose of their respective assets in accordance with the other provisions of this Section 10.2; and

(d)the Company and the Subsidiary Guarantors may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

provided, further, that in the event of a merger, consolidation or sale described in subparagraph (B) of paragraph (a) and where the merger, consolidation or sale is done amongst entities incorporated in more than one jurisdiction:

(1)the holders of Notes shall have received an opinion of independent counsel to the surviving Person as to (i) the due organization, valid existence and, if legally applicable, good standing of the surviving Person, (ii) the due authorization, execution and delivery of any required assumption agreement by the surviving Person and (iii) the valid, binding and enforceable nature of the obligations of the surviving Person under such assumption agreement and of the obligations of the Company hereunder and under the Notes, in each case subject to reasonable and customary exceptions, assumptions and/or qualifications under the circumstances; and

(2)the holders of Notes shall have received each then existing Subsidiary Guarantor’s unconditional and irrevocable confirmation and reaffirmation as to its obligations under the Subsidiary Guaranty Agreement to which it is a party, pursuant to a writing in form and substance reasonably satisfactory to the Required Holders.

No such conveyance, transfer or lease of substantially all of the assets of the Company or any Subsidiary Guarantor shall have the effect of releasing the Company or such Subsidiary Guarantor or any successor REIT, corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement, the Notes or any Subsidiary Guaranty Agreement, as applicable.

10.3.	Ratio of Secured Indebtedness to Gross Asset Value.

(a)The Company shall not permit the ratio of (i) Secured Indebtedness of the Company and its Subsidiaries on a consolidated basis to (ii) Gross Asset Value of the Company and its Subsidiaries to exceed 0.40 to 1:00 at any time.

(b)Notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary to, grant any Liens securing Indebtedness outstanding under or pursuant to the Principal Bank Facility or the 2015 Note Purchase Agreement pursuant to Section 10.3(a) unless and until all obligations of the Company under this Agreement and the Notes shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation in form and substance reasonably satisfactory to the Required Holders (an “Equal and Ratable Grant of Liens”).  In the event that, subsequent to any such Equal and Ratable Grant of Liens, the Company terminates and/or discharges the Liens (or portion thereof) granted to secure Indebtedness outstanding under or pursuant to the Principal Bank Facility and the 2015 Note Purchase Agreement, there shall be an equal and ratable termination and/or discharge of the Liens granted to the holders of the Notes pursuant to the corresponding Equal and Ratable Grant of Liens, provided, in each case, that (i) immediately before and immediately after giving effect to such termination and/or discharge no Default or Event of Default shall have occurred and be continuing and (ii) any remuneration, whether by way of supplemental or additional interest, fee or similar payment made or security granted or credit support provided, to any creditor under the Principal Bank Facility and/or the 2015 Note Purchase Agreement as consideration for or as an inducement to the termination and/or discharge of the Liens granted to secure Indebtedness outstanding under or pursuant to such Principal Bank Facility or the 2015 Note Purchase Agreement, shall be paid, granted or provided, on the same terms, ratably to the holders of all of the Notes then outstanding.

10.4.	Limitation on Subsidiary Unsecured Indebtedness.

The Company will not permit any Subsidiary to create, assume, incur or guarantee or otherwise be or become liable in respect of any Unsecured Indebtedness other than:

(a)Indebtedness owed to another member of the Group;

(b)Acquired Subsidiary Indebtedness, and the extension, renewal or replacement of such Indebtedness, but only to the extent that the principal amount thereof shall not be increased;

(c)Indebtedness of any Subsidiary Guarantor, provided, that in the event that the amount recoverable under the Subsidiary Guaranty Agreement of any such Subsidiary Guarantor is limited to an amount which is less than the outstanding amounts owed under this Agreement and the Notes, the Indebtedness of such Subsidiary Guarantor in excess of such limitation (without double counting) shall not be excluded by this Section 10.4(c);

(d)Indebtedness arising under any interest rate hedging transaction or a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade, but not a foreign exchange transaction for investment or speculative purposes;

(e)Finance Subsidiary Indebtedness; and

(f)Unsecured Indebtedness not otherwise permitted by the foregoing clauses (a) through (e) above, provided that the sum (without duplication) of (i) the aggregate principal amount of all unpaid Unsecured Indebtedness permitted pursuant to this clause (f) (but in the case of any Subsidiary that is not a Wholly Owned Subsidiary, taking into account only a percentage of its Unsecured Indebtedness counting towards this clause (f), such percentage to correspond to the Ownership Share of such Subsidiary held by the Company) plus (ii) the aggregate amounts outstanding and secured by Liens permitted by Section 10.3(a) shall not at any time exceed 40% of Gross Asset Value (to be determined as of the last day of the quarterly fiscal period then most recently ended, but, for the avoidance of doubt, in the case of any Subsidiary that is not a Wholly Owned Subsidiary, taking into account only a percentage of its assets that correspond to the Ownership Share of such Subsidiary held by the Company) (and for purposes of this clause (f)  if any Subsidiary Guarantor is discharged from its Subsidiary Guaranty Agreement pursuant to Section 9.8(b) it shall be deemed to have incurred all of its remaining Indebtedness (and any Indebtedness which theretofore constituted Finance Subsidiary Indebtedness of another member of the Group due to such Subsidiary’s status as a Subsidiary Guarantor shall be deemed to have been incurred if it does not otherwise qualify as Finance Subsidiary Indebtedness) on the date such Subsidiary Guaranty Agreement is discharged).

10.5.	Ratio of Total Indebtedness to Gross Asset Value.

The Company shall not permit the ratio of (a) Total Indebtedness of the Company and its Subsidiaries determined on a consolidated basis to (b) Gross Asset Value, at the end of any fiscal quarter, to exceed 0.60 to 1.00 at any time.

10.6.	Ratio of Adjusted EBITDA to Fixed Charges.

The Company shall not permit the ratio of (a) Adjusted EBITDA of the Company and its Subsidiaries determined on a consolidated basis for the four fiscal quarter period most recently ended to (b) Fixed Charges of the Company and its Subsidiaries determined on a consolidated basis for such four fiscal quarter period, to be less than 1.5 to 1.0 at the end of each fiscal quarter.

10.7.	Ratio of Unencumbered Asset Value to Unsecured Indebtedness.

The Company shall not permit the ratio of (a) Unencumbered Asset Value to (b) Unsecured Indebtedness of the Company and its Subsidiaries on a consolidated basis to be less than 1.50 to 1:00 at any time.

10.8.	Limitations on Certain Investments.

(a)The Company shall not, and shall not permit any Subsidiary to, make an Investment in or otherwise own the following items in clauses (i) through (iv) which would cause the aggregate value of such holdings of such Persons to exceed 35.0% of Gross Asset Value at any time:

(i)unimproved real estate, calculated on the basis of the lower of cost or market value (a Property that is a Development Property shall not be considered to be unimproved real estate for purposes of this clause);

(ii)(1) Equity Interests in Persons (other than Subsidiaries, Unconsolidated Affiliates, Persons that are REITs and any member of the Shurgard Group), calculated on the basis of the lower of cost or market, and (2) Indebtedness secured by Mortgages in favor of the Company or any Subsidiary, based on book value and determined on a consolidated basis;

(iii)other commercial real estate not developed for use as storage facilities; and

(iv)Total Budgeted Cost with respect to all Development Properties of the Company, its Subsidiaries and all of the Company’s Unconsolidated Affiliates.  For purposes of this clause (iv), the Total Budgeted Cost with respect to any Development Property owned by an Unconsolidated Affiliate of the Company shall equal the greater of (1) the product of (A) the Company’s Ownership Share in such Unconsolidated Affiliate and (B) the Total Budgeted Cost for such Development Property or (2) the recourse obligations of the Company and its Subsidiaries relating to the Indebtedness of such Unconsolidated Affiliate.

(b)The Company shall not, and shall not permit any Subsidiary to, make Investments in Unconsolidated Affiliates, such that the aggregate value of such Investments exceeds 50.0% of Gross Asset Value at any time, with the “value” of any such Investment in an Unconsolidated Affiliate to be determined in accordance with GAAP.

10.9.	Terrorism Sanctions Regulations.

The Company will not,  nor will it permit any Controlled Entity to, (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union or (b) have any investments in, or engage in any dealings or transactions (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with, any Blocked Person where such investments, dealings, or transactions would result in either (i) the Company or a Controlled Entity being in violation of, or subject to the imposition of sanctions under, any U.S. Economic Sanctions, except to the extent such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) any holder of a Note (an “Affected Noteholder”) being in violation of any laws or regulations applicable to such Affected Noteholder or subjected to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions (any such violation described in this clause (ii), a “Noteholder Sanctions Violation”); provided that, a breach of clause (b)(ii) of this Section 10.9 as a result of any OFAC Event shall only occur with respect to any Noteholder Sanctions Violation if (A) the Noteholder Sanctions Violation directly resulted from actions taken by the Company or any Controlled Entity after the occurrence of such OFAC Event (“Prohibited Subsequent Actions”) or (B) so long as no Prohibited Subsequent Actions have occurred, (1) the Affected Noteholder with respect to such Noteholder Sanctions Violation has provided the Company with written notice of such Noteholder Sanctions Violation and such other information contemplated by Section 8.8 with respect thereto and (2) the Company shall have failed to comply with Section 8.8 with respect to such Noteholder Sanctions Violation.

10.10.	Line of Business.

The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its

Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement, but this shall not prevent any member of the Group engaging in any ancillary or related businesses, including but not limited to, industrial, office, mixed industrial/office, residential, retail, lodging, malls and any other type of equity REIT.

11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note, or Net Loss on any Swapped Note, if any, when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; provided that such failure shall not be an Event of Default if it occurs solely from any technical or administrative difficulties relating solely to the transfer of such amount and such failure is remedied within five Business Days after the due date for payment; or

(b)the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)the Company defaults in the performance of or compliance with any term contained in Sections 7.1(d), 9.8, 10.3 or 10.5 through and including 10.8  (provided, in the case of Section 9.8 and 10.3(b) only, such default has continued for a period of 45 days);

(d)the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained in any Subsidiary Guaranty Agreement to which it is a party and, except in the case of any such default in respect of any Subsidiary Guaranty Agreement, such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)) provided however, if such default is capable of cure but cannot be cured within such 30-day period and the Company or such Subsidiary Guarantor, as the case may be, in good faith commenced to cure such default within such 30-day period and continues diligently to prosecute such cure, no Event of Default shall be deemed to have occurred unless such failure has not been cured within 30 days after the last day of the initial 30-day period; or

(e)(i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii)

any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty Agreement or any writing furnished in connection with such Subsidiary Guaranty Agreement proves to have been false or incorrect in any material respect on the date as of which made; or

(f)(i) any member of the Group is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any outstanding Material Indebtedness beyond any period of grace provided with respect thereto, or (ii) any member of the Group is in default in the performance of or compliance with any term of any evidence of outstanding Material Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists (and in all cases other than as a result of (A) any condition in the nature of a Change of Control (in which event the terms and provisions of Section 8.9 shall govern) or (B) the acquisition by a member of the Group of a  Subsidiary, which acquisition resulted in a default under any Material Indebtedness of such Subsidiary due to the fact that the Subsidiary was acquired by such member of the Group, but only so long as such default is cured or otherwise no longer outstanding on the 30th day following the acquisition of such Subsidiary), and as a consequence of such default or condition such Material Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(g)the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction (in each case other than in connection with a solvent liquidation of a Material Subsidiary), (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property (other than in connection with a solvent liquidation of a Material Subsidiary), (v) is adjudicated as insolvent or to be liquidated (other than in connection with a solvent liquidation of a Material Subsidiary) or (vi) takes corporate action for the purpose of any of the foregoing (other than in connection with a  solvent liquidation of a Material Subsidiary); or

(h)a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction (other than in connection with any winding-up petition which is frivolous or vexatious and such order is discharged, stayed or dismissed within 14 days of commencement), or ordering the dissolution, winding-up or liquidation of the Company or any Material

Subsidiary, or any such petition shall be filed against the Company or any Material Subsidiary and such petition shall not be discharged, stayed or dismissed within 60 days; or

(i)(i) any Subsidiary Guaranty Agreement shall cease to be in full force and effect for any reason whatsoever (other than in accordance with its terms or as otherwise agreed in writing by the parties thereto), including, without limitation, a determination by any Governmental Authority that such Subsidiary Guaranty Agreement is invalid, void or unenforceable or (ii) any Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under its Subsidiary Guaranty Agreement; or

(j)a final judgment or judgments for the payment of money aggregating in excess of $100,000,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k)if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any member of the Group or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the sum of (x) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, plus (y) the amount (if any) by which the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, shall exceed an amount that could reasonably be expected to have a Material Adverse Effect, (iv) any member of the Group or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any member of the Group or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) any member of the Group establishes or amends any Plan that provides post-employment welfare benefits in a manner that would increase the liability of any member of the Group thereunder,  (vii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up or (viii) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (viii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.	REMEDIES ON DEFAULT, ETC.
12.1.	Acceleration.

(a)If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon in respect of the Notes at the Default Rate, if applicable) and (y) the Make-Whole Amount (if any) plus the Net Loss due on any Swapped Notes (if any), less in each case any Net Gain with respect to such Swapped Notes (if any), determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.	Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or any Subsidiary Guaranty Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.	Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes,  and any Net Loss on any Swapped Note that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and any Net Loss on any Swapped Note and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.	No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.
13.1.	Registration of Notes.

The Company shall keep at its registered office or principal place of business a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.	Transfer and Exchange of Notes; No Transfer to Competitors.

(a)Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address, jurisdiction of tax residence and other details for notices of each transferee of such Note or part thereof and including confirmation of whether such transferee is entitled to the benefit of a double taxation treaty between its jurisdiction of tax residence and the United States of America) within ten Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.1, as applicable.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than €500,000,  provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than €500,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.

(b)Without limiting the foregoing, each Purchaser and each subsequent holder of any Note severally agrees that it will not directly or indirectly, resell any Notes purchased by it to a Person which is a Competitor (it being understood that such Purchaser shall advise any broker or intermediary acting on its behalf that such resale to a Competitor is prohibited hereby).  The Company shall not be required to recognize any sale or other transfer of a Note to a Competitor and no such transfer shall confer any rights hereunder upon such transferee.

13.3.	Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 (or its equivalent in any other currency) or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.	PAYMENTS ON NOTES.
14.1.	Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, Net Loss on any Swapped Note, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.	Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, Net Loss on any Swapped Note, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment, prepayment in full or purchase of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the

Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

15.	EXPENSES, ETC.
15.1.	Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel for all of the holders of the Notes and, if reasonably required by the Required Holders, local or other counsel for all of the holders of the Notes) incurred by the Purchasers and each other holder of a Note in connection with such transactions, the Notes and any Subsidiary Guaranty Agreement and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any Subsidiary Guaranty Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Subsidiary Guaranty Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Subsidiary Guaranty Agreement, or by reason of being a holder of any Note, (b) the costs and expenses, including one financial advisor’s fees for all of the holders of the Notes, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes or any Subsidiary Guaranty Agreement and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,000.  The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

15.2.	Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty Agreement or the Notes, and the termination of this Agreement.

16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.	AMENDMENT AND WAIVER.
17.1.	Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on,  or Net Loss, Net Gain or Swap Breakage Amount (as applicable) in relation to, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend Section 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17, 20, 22.8 or 22.9 or any defined term (as it is used therein).

17.2.	Solicitation of Holders of Notes.

(a)Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty Agreement.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes or any Subsidiary Guaranty Agreement unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 17 or under any Subsidiary Guaranty Agreement by a holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any of their Affiliates  and has provided or has agreed to provide such consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

17.3.	Binding Effect, Etc.

Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty Agreement applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Note, nor any delay in exercising any rights hereunder or under any Note or any Subsidiary Guaranty Agreement, shall operate as a waiver of any rights of any holder of such Note.

17.4.	Notes Held by Company, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any Subsidiary Guaranty Agreement, or have directed the taking of any action provided herein or in the Notes or in any Subsidiary Guaranty Agreement to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates or any Competitor shall be deemed not to be outstanding.

18.	NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing (together with a hard copy if requested by such Purchaser),

(ii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer and the Chief Legal Officer or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any holder of Notes by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to such holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such holder or any person acting on such holder’s behalf, (c) otherwise becomes known to such holder other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such holder under Section 7.1 that are otherwise publicly available.  Each holder of Notes will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such holder in good faith to protect confidential information of third parties delivered to such holder,  provided that such holder may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20 and so long as such Person is not a Competitor), (v) any Person from which it offers to purchase any security of the Company or a Subsidiary Guarantor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20 and so long as such Person is not a Competitor), (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such holder’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such holder’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

In the event that as a condition to receiving access to information (including pursuant to Section 7) relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

21.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

22.	MISCELLANEOUS.
22.1.	Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.	Accounting Terms.

(a)Except as provided below and as may otherwise be provided herein, (i) all accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP as applicable to the Company from time to time, (ii) all computations made pursuant to this Agreement shall be made in accordance with GAAP as applicable to the Company from time to time, and (iii) all financial statements deliverable hereunder shall be prepared in accordance with GAAP as applicable to the Company from time to time.

(b)In the event that any change in GAAP shall, within a reasonable amount of time following such change in GAAP, (i) cause a Default or Event of Default related to any provision hereof (each an “Applicable Provision”) or (ii) result in an indication that a Default or Event of Default related to any Applicable Provision shall occur in the future, then the parties hereto shall proceed as follows:

(i)such Default or Event of Default shall be tolled or suspended and the Company and the holders of all outstanding Notes shall promptly enter into good faith negotiations lasting for a period not to exceed ninety (90) days, pursuant to which the Company and the Required Holders shall (if possible) agree to an amendment or waiver of terms of this Agreement sufficient to eliminate or preempt any such Default or Event of Default; and

(ii)in the event such good faith negotiations do not result in an amendment or waiver sufficient to eliminate or preempt any such Default or Event of Default, the Company shall be entitled to re-determine or determine (as applicable) compliance with such Applicable Provision on the basis of GAAP in effect on the date of (and as applied by the Company in connection with) the Group’s most recent consolidated financial statements issued prior to such change in GAAP (the “Frozen Accounting Principles”).

(c)In the event that any re-determination or determination (as applicable) of any Applicable Provision in accordance with the Frozen Accounting Principles shall indicate that the Company is then in compliance with the Applicable Provision on such basis, no Default nor Event of Default in relation thereto shall be deemed to have occurred (or be continuing) or shall occur thereafter (as applicable).

(d)Notwithstanding any other term contained herein, at no time and under no circumstances shall any lease which is deemed by GAAP to be an operating lease as of the date hereof be treated as a finance lease for any purposes whatsoever, regardless of whether GAAP (whether in effect as of the date of determination or any prior date) or any other form of accounting standards are being applied at any such time or under any such circumstances, unless such lease is amended in a manner which would cause it to be treated as a finance lease under GAAP as in effect on the date hereof.

22.3.	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.	Construction, Etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

22.5.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6.	Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

22.7.	Jurisdiction and Process; Waiver of Jury Trial.

(a)The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, the City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.  Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(c)The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(d)THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

22.8.	Obligation to Make Payment in Euros or Dollars.

(a)Any payment on account of an amount that is payable hereunder or under the Notes in Euros which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company shall constitute a discharge of the obligation of the Company under this Agreement or the Notes only to the extent of the amount of Euros which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of Euros that could be so purchased is less than the amount of Euros originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order.

(b)Any payment on account of an amount that is payable hereunder or under the Notes in Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company shall constitute a discharge of the obligation of the Company under this Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order.

(c)As used in this Section 22.8 the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

22.9.	Fair Value Accounting.

In determining compliance with the requirements of the financial covenants contained in Section 10.3 through Section 10.8 (inclusive), any election by the Company to measure any portion of Indebtedness at fair value (as permitted by Accounting Standards Codification 825-10-25 (previously referred to as SFAS 159) or any similar accounting standard) at balance sheet date, other than to reflect a hedge or swap (or other similar derivative instrument) of such Indebtedness (including, without limitation, both interest rate and foreign currency hedges and/or swaps), shall be disregarded and such determination shall be made as if such election had not been made.

22.10.	FATCA Information.

By acceptance of any Note, the holder of such Note agrees that such holder will from time to time with reasonable promptness duly complete and deliver to or as reasonably directed by the Company or any of its agents from time to time (i) in the case of any such holder that is a U.S. Person, such holder’s United States tax identification number or other forms reasonably requested by the Company necessary to establish such holder’s status as a U.S. Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (ii) in the case of any such holder that is not a U.S. Person, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder.  Nothing in this Section 22.10 shall require any holder of Notes to provide information that is confidential or proprietary to such holder unless such information is prescribed by applicable law for the Company to comply with its obligations under FATCA and, in such event, the Company shall treat such information as confidential.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

PUBLIC STORAGE

By:    /s/ John Reyes_______________________________________________________________________________________

Name: John Reyes

Title: Senior Vice President and Chief Financial Officer

This Agreement is hereby accepted and agreed to as of the date hereof.

NEW YORK LIFE INSURANCE COMPANY

By:  /s/ Loyd T. Henderson_________________________________________________________________________________

Name: _Loyd T. Henderson

Title: ___________Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:NYL Investors LLC, its Investment Manager

By: /s/ Loyd T. Henderson_________________________________________________________________________________

Name: _Loyd T. Henderson

Title: ___Managing Director

SCHEDULE A

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“2015 Note Purchase Agreement” means that certain Note Purchase Agreement dated as of November 3, 2015, by and among the Company, The Prudential Insurance Company of America, Prudential Legacy Insurance Company of New Jersey and Pruco Life Insurance Company (as amended from time to time).

“Acquired Subsidiary Indebtedness” means all Indebtedness of any Person which becomes a Subsidiary after the date of Closing or is consolidated with or merged into a Subsidiary after the date of Closing and which (a) is outstanding on the date such Person becomes a Subsidiary (or such Person is at such time contractually bound, in writing to incur such Indebtedness) and (b) has not been (and is not being) incurred, extended or renewed in contemplation of such Person becoming a Subsidiary.

“Adjusted EBITDA” means, with respect to the Company for any period, EBITDA of the Company and its Subsidiaries determined on a consolidated basis less the aggregate of all dividends or distributions paid or accrued by such Persons on any Preferred Stock of such Persons during such period plus, if during such period any of PS Business Parks, Inc., PS Business Parks L.P., any Subsidiary of PS Business Parks, Inc., Shurgard Europe or any Subsidiary of Shurgard Europe is not a Subsidiary of the Company, the amount of dividends or other distributions actually paid by each of foregoing Persons that is not a Subsidiary to the Company or any of its Subsidiaries during such period.

“Affected Noteholder” is defined in Section 10.9.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person.  As used in this definition only, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Agreement, including all Schedules and Exhibits attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering/Anti-Terrorism Laws” is defined in Section 5.16(c).

“Applicable Long-Term Financing” is defined in Section 8.9(d).

“Applicable Provision” is defined in Section 22.2(b).

“Blocked Person” is defined in Section 5.16(a).

 “Business Day” means for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Frankfurt,  Germany are required or authorized to be closed and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Called Principal” is defined in Section 8.6(a).

“Capitalization Rate” means 7.00%.

“Capitalized EBITDA” means, with respect to a Person and as of a given date, (a) such Person’s EBITDA for the four fiscal quarters most recently ended divided by (b) the Capitalization Rate.  In determining Capitalized EBITDA, EBITDA attributable to real estate properties either acquired or disposed of by such Person during such four fiscal quarters shall be disregarded; provided,  however, EBITDA attributable to real estate properties acquired by the Company or any of its Subsidiaries during the four immediately preceding fiscal quarters may, at the Company’s option, be included in determinations of the Capitalized EBITDA of the Company.

“Capitalized Lease Obligation” means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.  The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation determined in accordance with GAAP.

“Capitalized Unencumbered NOI” means as of a given date (a) Unencumbered NOI for the four fiscal quarters most recently ended divided by (b) the Capitalization Rate.  In determining Capitalized Unencumbered NOI, Unencumbered NOI attributable to Eligible Properties either acquired or disposed of by such Person during such four fiscal quarters shall be disregarded; provided,  however, Unencumbered NOI attributable to Eligible Properties acquired by the Company or any of its Subsidiaries during the four immediately preceding fiscal quarters may, at the Company’s option, be included in determinations of the Capitalized Unencumbered NOI.

“Change of Control” is defined in Section 8.9(d).

“Change of Control Prepayment Event”  is defined in Section 8.9(a).

“CISADA” means the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, United States Public Law 111195, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Company Notice” is defined in Section 8.9(b).

“Competitor” means any Person (other than any Purchaser) who is substantially engaged in the businesses of owning and renting storage facilities to the public and/or other activities reasonably related thereto provided that:

(a)the provision of investment advisory services by a Person to a Plan or Non-U.S. Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not of itself cause the Person providing such services to be deemed to be a Competitor if such Person has established procedures which will prevent confidential information supplied to such Person by any member of the Group from being transmitted or otherwise made available to such Plan or Non-U.S. Plan or Person owning or controlling such Plan or Non-U.S. Plan; and

(b)in no event shall an Institutional Investor which maintains passive investments in any Person which is a Competitor be deemed a Competitor it being agreed that the normal administration of the investment and enforcement thereof shall be deemed not to cause such Institutional Investor to be a “Competitor”.

“Confidential Information” is defined in Section 20.

“Consolidated EBITDA” means the Net Income (Loss) of the Company and its Subsidiaries on a pro forma basis for the applicable period, plus (a) the sum of the following amounts of the Company and its Subsidiaries on a pro forma basis for such period (determined on a consolidated basis in accordance with GAAP) to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense and other noncash charges, (iii) interest expense, (iv) income tax expense, (v) extraordinary losses and other non-recurring charges (and other losses on asset sales not otherwise included in extraordinary losses and other non-recurring charges), (vi) earnings allocated to non-controlling interests, (vii) adjustments as a result of the straight lining of rents and (viii) foreign currency translation losses, less (b) extraordinary gains (including, without limitation, gains on asset sales and gains resulting from the early extinguishment of indebtedness, in each case not otherwise included in extraordinary gains, and foreign translation gains) of the Company and its Subsidiaries on a pro forma basis for such period (determined on a consolidated basis in accordance with GAAP) to the extent included in the determination of such Net Income (Loss).

“Controlled Entity” means any of the Subsidiaries of the Company and any Affiliate over which the Company or any of its Subsidiaries exercises Control. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Credit Rating” means the lowest rating or implied rating assigned and published by a Rating Agency to each series of rated senior unsecured long-term Indebtedness of the Company.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means for any Note that rate of interest that is the greater of (i) 1.00% per annum above the rate of interest first stated in clause (a) of the first paragraph of such Note and (ii) 1.00% over the rate of interest publicly announced by Deutsche Bank AG in Frankfurt, Germany as its “base” or “prime” rate.

“Derivatives Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.  Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts.

“Development Property” means a Real Property currently under development on which the improvements have not been completed, or a Real Property where development has been completed as evidenced by a certificate of occupancy for the entire Real Property for the 30 month period following the issuance of such certificate of occupancy (provided that the Company may at its option elect to remove a Real Property from the category of Development Properties prior to the completion of the 30-month period, but any such Real Property may not be reclassified as a Development Property).  The term “Development Property” shall include real property of the type described in the immediately preceding sentence to be (but not yet) acquired by the Company, any Subsidiary or any Unconsolidated Affiliate upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition.

“Disclosure Documents” is defined in Section 5.3.

“Discounted Value” is defined in Section 8.6(a).

“Dollars,” “U.S.$” or “$” means lawful money of the United States of America.

“EBITDA” means, with respect to any Person, for any period and without duplication: (a) net earnings (loss) of such Person for such period (including equity in net earnings or net loss of Unconsolidated Affiliates) excluding the impact of the following amounts with respect to any Person and the Unconsolidated Affiliates (but only to the extent included in determining net earnings (loss) for such period): (i) depreciation and amortization expense and other non-cash charges of such Person for such period; (ii) interest expense of such Person for such period; (iii) income tax expense of such Person in respect of such period; (iv) extraordinary and nonrecurring gains and losses of such Person for such period, including without limitation, gains and losses from the sale of assets, write-offs and forgiveness of debt; (v) non-controlling interests, and (vi) distributions or other allocations of income to holders of Preferred Stock; minus (b) the Reserve for Replacements, and minus (c) if during such period any of PS Business Parks, Inc., PS Business Parks L.P., any Subsidiary of PS Business Parks, Inc., Shurgard Europe or any Subsidiary of Shurgard Europe is not a Subsidiary of the Company, the impact on EBITDA of each of the foregoing Persons that is not a Subsidiary.

“Eligible Property” means a Real Property which satisfies all of the following requirements: (a) such Real Property is owned in fee simple, or leased under a Ground Lease, by the Company or a Wholly Owned Subsidiary; provided, that if a Subsidiary does not meet the definition of “Wholly Owned Subsidiary” solely because such Subsidiary has issued partnership interests that are or will be convertible at the option of the holder of such partnership interest into the Equity Interests or Preferred Stock of the Company, such Subsidiary shall be considered a “Wholly Owned Subsidiary” for purposes of this clause (a); (b) regardless of whether such Real Property  is owned in fee simple or leased under a Ground Lease by the Company or a Wholly Owned Subsidiary, the Company has the right directly, or indirectly through a Subsidiary, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Real Property as security for Indebtedness of the Company or such Subsidiary, as applicable and (ii) to sell, transfer or otherwise dispose of such Real Property; (c) neither such Real Property, nor if such Real Property is owned or leased under a Ground Lease by a Subsidiary, any of the Company’s direct or indirect ownership interest in such Subsidiary, is subject to (i) any Lien other than Permitted Liens or (ii) any Negative Pledge; and (d) such Real Property is free of all major structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters which,  collectively, are not material to the profitable operation of the Real Property.  In addition, any Real Property that is owned by a Subsidiary of the Company is the subject of a bankruptcy proceeding or other proceeding, event or condition of the types referred to in Section 11(g) or (h) (and in the case of any case or proceeding described in 11(g), such case or proceeding has continued undismissed or unstayed for a period of 60 consecutive calendar days or an order for relief shall have been entered) shall cease to be an Eligible Property.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)land (including, without limitation, land under water).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Laws” means any applicable law or regulation which relates to:

(a)the pollution or protection of the Environment;

(b)the conditions of the workplace; or

(c)the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Euro” or “€” means the unit of single currency of the Participating Member States.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, together with all rules and regulations issued thereunder.

“Excluded Shareholder” means (a) any Hughes Family Member and (b) any Person eligible to file a statement on Schedule 13G pursuant to Rule 13d 1(b)(1) of the Exchange Act.

“Excluded Transactions” means (a) transactions between the Company and Subsidiaries or between Subsidiaries and (b) current and future transactions between the Company and Subsidiaries on the one part and other Affiliates on the other part, that either (i) are disclosed in the Company’s financial statements or SEC filings of the Company or the Subsidiaries or (ii) are immaterial.

“Fair Market Value” means, (a) with respect to a security listed (or an unlisted convertible security that is convertible into a security listed) on The NASDAQ Stock Market’s National Market System or have trading privileges on the New York Stock Exchange, the American Stock Exchange, or another recognized national United States securities exchange, the London Stock Exchange, Euronext or another recognized European securities exchange, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other asset, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Except as otherwise provided herein, Fair Market Value under clause (b) shall be determined by the Board of Trustees of the Company acting in good faith conclusively evidenced by a board resolution thereof or, with respect to any asset valued at up to $5,000,000, such determination may be made by the chief financial officer or treasurer of the Company.

“FATCA” means (a) sections 1471 to 1474 of the Code (or any amended or successor version thereof) or any associated regulations or other official guidance; (b)

any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) of this definition; or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) of this definition with the United States Internal Revenue Service, the United States government or any governmental or taxation authority in any other jurisdiction.

“Finance Subsidiary” means a Subsidiary which (a) has been formed for the purpose of, and whose primary activities are, the issuance of debt obligations to Persons other than Affiliates and the lending of net proceeds of such debt obligations to the Company and/or any Subsidiary Guarantor and activities related thereto, and (b) has no significant assets other than promissory notes evidencing such loans.

“Finance Subsidiary Indebtedness” means any Indebtedness of a Finance Subsidiary, to the extent that the net proceeds thereof are lent on to the Company and/or any Subsidiary Guarantor.

“Fixed Charges” means, with respect to a Person and for a given period, the sum of (a) the Interest Expense of such Person for such period, plus (b) the aggregate of all scheduled principal payments on Indebtedness made by such Person during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness).

“Frozen Accounting Principles” is defined in Section 22.2(b).

“GAAP”  means, generally accepted accounting principles in the United States of America set forth in the Accounting Standards Codification of the Financial Accounting Standards Board or in such other principles by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means

(a)the government of

(i)the United States of America or any State or other political subdivision of either thereof, or

(ii)any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office or anyone else acting in a similar official capacity.

“Gross Asset Value” means, at a given time, the sum (without duplication) of (a) Capitalized EBITDA of the Company and its Subsidiaries determined on a consolidated basis, excluding Capitalized EBITDA attributable to Real Properties acquired by the Company or such Subsidiary during the immediately preceding four consecutive  fiscal quarters of the Company and Development Properties, plus (b) all cash and cash equivalents (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted) of the Company and its Subsidiaries at such time, plus (c) the current book value of Development Properties and all land held for development; provided, however, any land which is not appropriately entitled or zoned to permit the use of such Real Property as a self-storage facility shall only be included at 50% of book value, plus (d) with respect to each Unconsolidated Affiliate of the Company, the Company’s respective Ownership Share of (i) the Capitalized EBITDA of each such Unconsolidated Affiliate and (ii) the current book values of all real property of each such Unconsolidated Affiliate upon which construction is in progress, plus (e) the purchase price paid by the Company or any Subsidiary (less any amounts paid to the Company or such Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or in connection with other similar arrangements, and without regard to allocations of property purchase prices pursuant to Statement of Financial Accounting Standards No. 141 or other provisions of GAAP) for any Real Property acquired by the Company or such Subsidiary during the immediately preceding four consecutive fiscal quarters of the Company, plus (f) the contractual purchase price of Real Properties of the Company and its Subsidiaries subject to purchase obligations, repurchase obligations, forward commitments and unfunded obligations to the extent such obligations and commitments are included in determinations of Total Liabilities of the Company, plus (g) the value (determined in accordance with GAAP) of all promissory notes payable solely to the Company or any of its Subsidiaries (excluding any such note where (i) the obligor is more than 30 days past due with respect to any payment obligation or is the subject of a bankruptcy proceeding or other proceeding, event or condition of the types referred to in Section 11(g) or (h) or (ii) the obligor is an Affiliate of the Company (other than PS Business Parks, Inc., PS Business Parks, L.P., Shurgard Europe, or a Subsidiary of Shurgard Europe so long as any such note issued by any of PS Business Parks, Inc., PS Business Parks, L.P., Shurgard Europe or a Subsidiary of Shurgard Europe matures within six months of issuance), plus (h) the Fair Market Value of all Marketable Securities owned by the Company and its Subsidiaries, plus (i) all other assets of the Company and its Subsidiaries (the value of which is determined in accordance with GAAP but excluding assets classified as intangible under GAAP).  No more than 10.0% of the Gross Asset Value may be attributable to the aggregate of the following (x) the current book value of land held for development and (y) the value attributable to the assets referenced in clauses (g) and (i) above.  For the avoidance of doubt, the value of the Equity Interests of PS Business Parks, Inc., PS Business Parks, L.P., any Subsidiary of PS Business Parks, Inc., Shurgard Europe, or any Subsidiary of Shurgard Europe

owned by the Company and its Subsidiaries that constitute Marketable Securities shall be determined under clause (a) of the definition of Fair Market Value.  The Company shall have the option to include EBITDA under clause (a) above from Real Properties that are otherwise subject to valuation under clause (e) above; provided,  however, that if such election is made, any value attributable to such Real Properties under clause (e) above shall be excluded from the determination of the amount under clause (e).

“Ground Lease” means a ground lease containing terms and conditions customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease, including without limitation, the following: (a) a remaining term (exclusive of any unexercised extension options) of 40 years or more from the date hereof; (b) the right of the lessee to mortgage and encumber its interest in the leased property, and to amend the terms of any such mortgage or encumbrance, in each case, without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) acceptable transferability of the lessee’s interest under such lease, including ability to sublease; (e) acceptable limitations on the use of the leased property; and (f) clearly determinable rental payment terms which in no event contain profit participation rights.

“Group” means, at any time, the Company and its Subsidiaries at such time.

“Group Structure Chart” means the group structure chart set forth in Schedule 5.4.

“Guaranty”, “Guaranteed” or to “Guarantee” as applied to any obligation means and includes:  (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; and (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1;  provided,  however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Hughes Family Member” means any of the following: (a) B. Wayne Hughes, his spouse, his children (natural or adopted) and the children (natural or adopted) of his children; or (b) any foundation, trust, partnership, corporation or other Person controlled by any of the individuals referred to in clause (a).

 “Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off Balance Sheet Liabilities of such Person; (f) net obligations under any Derivative Contract not entered into as a hedge against interest rate risk in respect of existing Indebtedness in an amount equal to the Derivatives Termination Value thereof; and (g) all Indebtedness of other Persons which (i) such Person has Guaranteed or is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person.

“Initial Swap Agreement” is defined in Section 8.6(b).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Expense” means, with respect to a Person and for any period, (a) all paid, accrued or capitalized interest expense (including, without limitation, capitalized interest expense (other than capitalized interest funded from a construction loan interest reserve account held by another lender and not included in the calculation of cash for balance sheet reporting purposes) and interest expense attributable to Capitalized Lease Obligations) of such Person and in any event shall include all letter of credit fees and all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance Guarantee or otherwise, plus (b) to the extent not already included in the foregoing clause (a) such Person’s Ownership Share of all paid, accrued or capitalized interest expense for such period of Unconsolidated Affiliates of such Person (other than any such interest expense paid or payable by Unconsolidated Affiliates to such Person).

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person.  Any commitment or option to make an Investment in any other Person shall constitute an Investment.  Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount or value of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade” is defined in Section 8.9(d).

“ISDA Master Agreement” is defined in Section 8.10.

“Issuer Credit Rating” is defined in Section 8.9(d).

“Lien” as applied to the property of any Person means:  (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Make-Whole Amount” is defined in Section 8.6.

“Managed REIT” means a REIT managed or advised by the Company or its Subsidiaries.

“Management Contract” means a management contract or advisory agreement under which the Company or any of its Subsidiaries provides management and advisory services to a third party, consisting of management of properties or provision of advisory services on property acquisition and dispositions, equity and debt placements and related transactional matters.

“Management Revenues” means, for any period, an amount equal to the aggregate sum of revenues for such period earned by the Company and its Subsidiaries on a pro forma basis from providing management and advisory services under Management Contracts (determined on a consolidated basis in accordance with GAAP), including asset management revenue, performance revenue, structuring revenue, advisor's participation in cash flow (if any), interest income or any revenue earned as stipulated in a Management Contract and booked for financial reporting purposes, and distributions received for such period related to the ownership of equity in managed funds and Managed REITs but excluding revenue related to reimbursed costs; provided,  however, that Management Revenues shall exclude any revenues earned under Management Contracts, or distributions received, by the Company and its Subsidiaries on a pro forma basis from a current Subsidiary that has not been a Subsidiary for the entirety of such period.

“Marketable Securities” means: (a) common or preferred Equity Interests of Persons located in, and formed under the laws of, any State of the United States or America or the District of Columbia, which Equity Interests are subject to price quotations (quoted at least daily) on The NASDAQ Stock Market’s National Market System or have trading privileges on the New York Stock Exchange, the American Stock Exchange or another recognized national United States securities exchange, the London Stock Exchange, Euronext or another recognized European securities exchange; (b) convertible securities which can be converted at any time into common or preferred Equity Interests of the type described in the immediately preceding clause (a); and (c) securities evidencing Indebtedness issued by Persons located in, and formed under the laws of, any State of the United States or America or the District of Columbia, which Persons have a Credit Rating of BBB- or Baa3 or better.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Indebtedness” means then outstanding Indebtedness (other than the Notes) of any member of the Group that is recourse to any one or more of the assets of any member of the Group in an aggregate principal amount exceeding $150,000,000; provided,  however, Material Indebtedness shall not include any Non-Recourse Indebtedness.

“Material Subsidiary” means any Subsidiary to which $500,000,000 or more of the Gross Asset Value is attributable on an individual basis.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets or financial condition of the Group taken as a whole, (b) the ability of the Company to perform its payment obligations under this Agreement or the Notes and/or its obligations under any of Sections 10.3 through 10.8, (c) the ability of any Subsidiary Guarantor to perform its payment obligations under the Subsidiary Guaranty Agreement to which it is party or (d) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty Agreement.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real property granting a Lien on such interest in real property as security for the payment of Indebtedness of such Person.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than this Agreement) which prohibits or purports to prohibit the creation of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person.

“Negative Rating Event”  is defined in Section 8.9(a).

“Net Loss” is defined in Section 8.10.

“Net Gain” is defined in Section 8.10.

“Net Income (Loss)” means the aggregate of net income (or loss) of the Company and its Subsidiaries on a pro forma basis for the applicable period (determined on a consolidated basis in accordance with GAAP).

“Net Operating Income” means, for any Real Property and for a given period, the sum (without duplication) of (a) rents and other revenues earned in the ordinary course from such Real Property (excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Real Property, including but not limited to, taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Real Property, but specifically excluding general overhead expenses of the Company and its Subsidiaries and any property management fees) minus (c) the Reserve for Replacements for such Real Property for such period minus (d) the actual property management fee, if any, paid during such period with respect to such Real Property.

“New Swap Agreement”  is defined in Section 8.6(b).

“Non-Domestic Property” means a Real Property located outside a state of the United States of America or the District of Columbia.

“Non-Recourse Indebtedness” means, with respect to any Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability in a form reasonably acceptable to the Required Holders) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Non-Swapped Note” means any Note other than a Swapped Note.

“Non-U.S. Plan” means any plan, fund, pension scheme or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund, pension scheme or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.1.

“Noteholder Sanctions Violation” is defined in Section 10.9.

“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property actually occupied by tenants paying rent pursuant to binding leases as to which no default exists to (b) the aggregate net rentable square footage of such Property.

“OFAC” is defined in Section 5.16(a).

“OFAC Event”  means (individually or collectively with one or more prior changes occurring after the date of this Agreement) an amendment to, or change in, any

U.S. Economic Sanctions laws or regulations after the date of this Agreement, or an amendment to, or change in, an official interpretation or application of such U.S. Economic Sanctions laws or regulations after the date of this Agreement, which amendment or change is in force and continuing.

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program”  means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Off Balance Sheet Liabilities” means, with respect to any Person, (a) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to any accounts or notes receivable sold, transferred or otherwise disposed of by such Person, (b) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to property or assets leased by such Person as lessee and (c) all obligations, contingent or otherwise, of such Person under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing if the transaction giving rise to such obligation (i) is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease or (ii) does not (and is not required to pursuant to GAAP) appear as a liability on the balance sheet of such Person.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Original Swap Agreement”  is defined in Section 8.6(b).

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Jurisdiction” means (a) the United States of America, any State thereof or the District of Columbia, (b) Canada or any Province thereof, (c) any member of the European Union as of December 31, 2003 (except Greece, Italy, Spain and Portugal), (d) Scotland, (e) Guernsey, (f) Jersey, (g) Switzerland, (h) Australia and (i) New Zealand.

“Permitted Liens” means, with respect to any asset or property of a Person, (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen’s compensation, unemployment insurance or similar applicable laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person; and (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person and (e) Liens in favor of the holders (or their agent).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any member of the Group or any ERISA Affiliate or with respect to which any member of the Group or any ERISA Affiliate may have any liability.

“Preferred Stock” means, with respect to any Person, shares of capital stock of, or other equity interests in, such Person which are entitled to preference or priority over any other capital stock of, or other equity interest in, such Person in respect of the payment of dividends or distributions, or distribution of assets upon liquidation or both.

“Principal Bank Facility”  means that certain Amended and Restated Credit Agreement, dated as of March 21, 2012 by and among the Company, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (as Joint Lead Arrangers and Joint Bookrunners), Wells Fargo Bank, National Association (as Agent), Bank of America, N.A. (as Syndication Agent) and each of the other financial institutions listed more fully therein, as the same may be amended or modified from time to time including, without limitation, by that certain Third Amendment thereto dated as of March 31, 2015, and any successor or replacement syndicated credit facility or bilateral credit facility of the Company entered into to refinance or replace such facility so long as the principal amount of Indebtedness which is permitted to be incurred thereunder is equal to or in excess of $300,000,000 (or its equivalent in any other currency).

“Prohibited Subsequent Actions” is defined in Section 10.9.

“Project” means any office, industrial/manufacturing facility, educational facility, retail facility, distribution/warehouse facility, assembly or production facility, hotel, day care center, storage facility, health care/hospital facility, restaurant, radio or TV station, broadcasting/communication facility (including any transmission facility), any combination of any of the foregoing, or any land to be developed into any one or more of the foregoing pursuant to a written agreement with respect to such land for a transaction involving a lease (or franchise agreement, in the case of a hotel), in each case owned, directly or indirectly, by any of the Company or its Subsidiaries.

“Property EBITDA”  means, for any period, an amount equal to Consolidated EBITDA plus corporate level general and administrative expenses less Management Revenues plus any expenses related to the earning of Management Revenues.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PS Business Park Group” means PS Business Parks, Inc., PS Business Parks L.P., and any direct or indirect Subsidiary of PS Business Parks, Inc. or PS Business Parks L.P.

 “PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Rated Securities” is defined in Section 8.9(d).

“Rating Agency” is defined in Section 8.9(d).

“Rating Downgrade” is defined in Section 8.9(d).

“Real Property” means a parcel (or group of related parcels) of real property developed (or to be developed) for use as storage facility either as a mini-warehouse or combination mini-warehouse and central warehouse for container storage.

“Recognized German Bund Market Makers” is defined in Section 8.6(a).

“Recourse Indebtedness” means, with respect to a Person, all Indebtedness of such Person that is not Non-Recourse Indebtedness.

“Reinvestment Yield” is defined in Section 8.6(a).

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Code.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that is an “accredited investor” within the meaning of Regulation D of the Securities Act and (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Remaining Average Life” is defined in Section 8.6(a).

“Remaining Scheduled Payments” is defined in Section 8.6(a).

“Replacement Swap Agreement”  is defined in Section 8.6(b).

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Reserve for Replacements” means, for any period and with respect to any Real Property, an amount equal to (a) the aggregate net rentable square footage of all completed space of such Real Property times (b) $0.35 times (c) the number of days such Real Property was operated in such period divided by (d) 365.  If the term Reserve for Replacements is used without reference to any specific Real Property, then it shall be determined on an aggregate basis with respect to all Real Properties and the applicable Ownership Shares with respect to all Real Properties of all Unconsolidated Affiliates.

“Responsible Officer” means any Senior Financial Officer, the Secretary and any other officer or manager of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Sanctions Prepayment Date” is defined in Section 8.8(a).

“Sanctions Prepayment Notice” is defined in Section 8.8(a).

“Sanctions Prepayment Response Date” is defined in Section 8.8(a).

“SEC” means the Securities and Exchange Commission of the United States or any successor thereto.

“Secured Indebtedness” means, with respect to any Person, (a) all Indebtedness of such Person that is secured in any manner by any Lien on any property plus (b) such Person’s Ownership Share of the Secured Indebtedness of any of such Person’s Unconsolidated Affiliates.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief executive officer, the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Settlement Date” is defined in Section 8.6(a).

“Shurgard Group”  means Shurgard European Holdings LLC, a Delaware limited liability company (“SEH”), and Shurgard German Holdings LLC , a Delaware limited liability company (“SGH”), and any direct or indirect Subsidiary of SEH or SGH.

“Shurgard Europe” means Shurgard European Holdings LLC.

“Source” is defined in Section 6.2.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the Board of Trustees or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.  Notwithstanding the foregoing, no member of the Shurgard Group or the PS Business Park Group shall at any time constitute or be considered a Subsidiary for any purpose of this Agreement if at such time the shares of the holding company of the Shurgard Group or the PS Business Park Group (as applicable) are publicly traded and such holding company is not a Wholly Owned Subsidiary of the Company.

“Subsidiary Guarantor” is defined in Section 1.2.

“Subsidiary Guaranty Agreement” means a Subsidiary Guaranty Agreement of any Subsidiary Guarantor, substantially in the form of Exhibit 1.2.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Breakage Amount” is defined in Section 8.10.

“Swap Description” is defined in Section 8.6(b).

“Swap Agreement”  is defined in Section 8.6(b).

“Swap Early Termination” is defined in Section 8.10.

“Swap Termination Event” is defined in Section 8.10.

“Swapped Note”  is defined in Section 8.6(b)

“Swapped Note Called Accrued Interest Amount” is defined in Section 8.10.

“Swapped Note Called Notional Accrued Interest Amount” is defined in Section 8.10.

“Swapped Note Called Notional Amount”  is defined in Section 8.6(b).

“Swapped Note Called Principal”  is defined in Section 8.6(b).

“Swapped Note Discounted Value”  is defined in Section 8.6(b).

“Swapped Note Reinvestment Yield”  is defined in Section 8.6(b).

“Swapped Note Remaining Average Life” is defined in Section 8.6(b).

“Swapped Note Remaining Scheduled Swap Payments” is defined in Section 8.6(b).

“Swapped Note Settlement Date”  is defined in Section 8.6(b).

“Total Budgeted Cost” means, with respect to a Development Property, and at any time, the aggregate amount of all costs budgeted to be paid, incurred or otherwise expended or accrued by the Company, a Subsidiary or an Unconsolidated Affiliate with respect to such Real Property to achieve an Occupancy Rate such that the Real Property is achieving breakeven or positive operating cash flow, including without limitation, all amounts budgeted with respect to all of the following:  (a) acquisition of land and any related improvements; (b) a reasonable and appropriate reserve for construction interest; (c) a reasonable and appropriate operating deficit reserve; (d) tenant improvements; (e) leasing commissions; and (f) other hard and soft costs associated with the development or redevelopment of such Real Property.  With respect to any Real Property to be developed in more than one phase, the Total Budgeted Cost shall exclude budgeted costs (other than costs relating to acquisition of land and related improvements) to the extent relating to any phase for which (i) construction has not yet commenced and (ii) a binding construction contract has not been entered into by the Company, any Subsidiary or any Unconsolidated Affiliate, as the case may be.

“Total Indebtedness” means, without duplication, (a) Total Liabilities of the Company and its Subsidiaries on a consolidated basis minus (b) (i) all accounts payable and accrued expenses of the Company and its Subsidiaries and (ii) obligations in respect of preferred partnership units or other preferred Equity Interest issued by any Subsidiary (excluding obligations in respect of any such preferred Equity Interests beneficially owned by the Company or any Subsidiary).

“Total Liabilities” means, as to any Person as of a given date, all liabilities which would, in conformity with GAAP, be properly classified as a liability on the balance sheet of such Person as of such date, and in any event shall include (without duplication): (a) all Indebtedness of such Person (whether or not Non-Recourse Indebtedness and whether or not secured by a Lien), including without limitation, Capitalized Lease Obligations; (b) all accounts payable and accrued expenses of such Person; (c) all purchase and repurchase obligations and forward commitments of such Person to the extent such obligations or commitments are evidenced by a binding purchase agreement (forward commitments shall include without limitation (i) forward equity commitments and (ii) commitments to purchase any real property under development, redevelopment or renovation); (d) all unfunded obligations of such Person; (e) all lease obligations of such Person (including ground leases) to the extent required under GAAP to be classified as a liability on the balance sheet of such Person; (f) all contingent obligations of such Person including, without limitation, all Guarantees of Indebtedness by such Person; (g) all liabilities of any Unconsolidated Affiliate of such Person, which liabilities such Person has Guaranteed or is otherwise obligated on a recourse basis; (h) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person, including Non-Recourse Indebtedness of such Person (but excluding Indebtedness of such Unconsolidated Affiliate owing to such Person); and (i) in the case of the Company, obligations in respect of preferred partnership units or other preferred Equity Interest issued by any Subsidiary (excluding obligations in respect of any such preferred Equity Interests beneficially owned by the Company or any Subsidiary).  For purposes of clauses (c) and (d) of this definition, the amount of Total Liabilities of a Person at any given time in respect of (x) a contract to purchase or otherwise acquire unimproved or developed real property shall be equal to the total purchase price payable by such Person under the contract if, at such time, the seller of such real property would be entitled to specifically enforce the contract against such Person, and (y) a contract relating to the acquisition of real property which the seller is required to develop or renovate prior to, and as a condition precedent to, such acquisition, shall equal the maximum amount reasonably estimated to be payable by such Person under the contract assuming performance by the seller of its obligations under the contract, which amount shall include, without limitation, any amounts payable after consummation of such acquisition which may be based on certain performance levels or other related criteria.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unconsolidated Affiliate” shall mean, with respect to any Person, any other Person (other than PS Business Parks, Inc., PS Business Parks L.P., Subsidiaries of PS Business Parks, Inc., Shurgard Europe and Subsidiaries of Shurgard Europe) in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Asset” means a promissory note or a Marketable Security which satisfies all of the following requirements: (a) such property is wholly owned by the Company or a Wholly Owned Subsidiary provided, that if a Subsidiary does not meet the definition of “Wholly Owned Subsidiary” solely because such Subsidiary has issued partnership interests that are or will be convertible at the option of the holder of such partnership interest into the Equity Interests or Preferred Stock of the Company, such Subsidiary shall be considered a “Wholly Owned Subsidiary” for purposes of this clause (a); and (b) neither such property, nor if such asset is owned by a Subsidiary, any of the Company’s direct or indirect ownership interest in such Subsidiary, is subject to (i) any Lien other than Permitted Liens of the types described in clauses (a), (b), and (e) of the definition thereof or (ii) any Negative Pledge.

“Unencumbered Asset Value” means, at a given time, the sum (without duplication) of (a) Capitalized Unencumbered NOI, excluding Capitalized Unencumbered NOI attributable to Real Properties acquired by the Company or such Subsidiary during the immediately preceding four consecutive fiscal quarters of the Company and Development Properties, plus (b) all cash and cash equivalents (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted) of the Company or any Wholly Owned Subsidiary so long as such cash and cash equivalents are not subject to any Liens (other than Permitted Liens of the types described in clauses (a), (b), and (e) of the definition thereof) or to any Negative Pledge, plus (c) the current book value of Development Properties  and all land held for development that, in each case, constitute Eligible Properties; provided,  however, any land which is not appropriately entitled or zoned to permit the use of such Real Property as a self-storage facility shall only be included at 50% of book value, plus (d) at the Company’s option, the purchase price paid by the Company or any Subsidiary (less any amounts paid to the Company or such Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or in connection with other similar arrangements, and without regard to allocations of property purchase prices pursuant to Statement of Financial Accounting Standards No. 141 or other provisions of GAAP) for any Eligible Property acquired by the Company or such Subsidiary during the immediately preceding four consecutive fiscal quarters of the Company, plus (e) the contractual purchase price of Eligible Properties of the Company and its Subsidiaries subject to purchase obligations, repurchase obligations, forward commitments and unfunded obligations to the extent such obligations and commitments are included in determinations of  Unsecured Indebtedness of the Company and its Subsidiaries, plus (f) the value (determined in accordance with GAAP) of all promissory notes that are also Unencumbered Assets and payable solely to the Company or any of its Wholly Owned

Subsidiaries (excluding any such note where (i) the obligor is more than 30 days past due with respect to any payment obligation or is the subject of a bankruptcy proceeding or other proceeding, event or condition of the types referred to in Section 11(g) or (h) or (ii) the obligor is an Affiliate of the Company (other than PS Business Parks, Inc., PS Business Parks, L.P., Shurgard Europe or a Subsidiary of Shurgard Europe, so long as any such note issued by any of PS Business Parks, Inc., PS Business Parks, L.P., Shurgard Europe or a Subsidiary of Shurgard Europe matures within six months of issuance), plus (g) the Fair Market Value of all Marketable Securities that are also Unencumbered Assets.  To the extent that the amount of Unencumbered Asset Value attributable to Real Properties leased pursuant to Ground Leases would constitute more than 10.0% of Unencumbered Asset Value, such excess shall be excluded.  To the extent that the amount of Unencumbered Asset Value attributable to Non-Domestic Properties would constitute more than 10.0% of Unencumbered Asset Value, such excess shall be excluded.  To the extent that the amount of Unencumbered Asset Value attributable to (x) the current book value of land held for development and (y) the value attributable to the assets referenced in clause (f) above, would exceed 10.0% of Unencumbered Asset Value, such excess shall be excluded.  For the avoidance of doubt, the value of the Equity Interests of PS Business Parks, Inc., PS Business Parks, L.P., any Subsidiary of PS Business Parks, Inc., Shurgard Europe, or any Subsidiary of Shurgard Europe owned by the Company and its Subsidiaries that constitute Marketable Securities shall be determined under clause (a) of the definition of Fair Market Value.  The Company shall have the option to include Capitalized Unencumbered NOI under clause (a) above from Real Properties that are otherwise subject to valuation under clause (d) above; provided,  however, that if such election is made, any value attributable to such Real Properties under clause (d) above shall be excluded from the determination of the amount under clause (d). Further, no Real Property or any of the other assets described in clauses (a) through (g) owned or held (or in the case of any Eligible Property subject to a Ground Lease, leased) by a Subsidiary shall be included in the calculation of Unencumbered Asset Value if such Subsidiary has incurred, acquired or suffered to exist any Recourse Indebtedness.

“Unsecured Indebtedness” means, with respect to any Person as of a given date, Indebtedness of such Person that is not Secured Indebtedness; provided,  however, that any Indebtedness that is secured only by a pledge of Equity Interests shall be deemed to be Unsecured Indebtedness.

“Unencumbered NOI” means, for any period, the aggregate Net Operating Income for such period of all Eligible Properties.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly Owned Subsidiary” means any Subsidiary of a Person which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares or, in the case of a trust, trustees’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person. In the case of the Company, the term “Wholly Owned Subsidiary” shall also include any Subsidiary of the Company (a) of which the Company owns or controls, directly, or indirectly through one or more other Subsidiaries, at least 95% of the equity securities or other ownership interests of such Subsidiary and (b) the remaining the equity securities or other ownership interests of such Subsidiary are owned by Hughes Family Members.

SCHEDULE B

SCHEDULE 5.4

SCHEDULE 5.15

SCHEDULE 8.6

EXHIBIT 1.1

Form of Note

PUBLIC STORAGE

1.54% Senior Note Due April 12, 2024

No. R-[_____][Date]

€[_______]     PPN:  74464# AB6

FOR VALUE RECEIVED, the undersigned, PUBLIC STORAGE (herein called the “Company”) a real estate investment trust formed under the laws of the State of Maryland, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] EUROS (or so much thereof as shall not have been prepaid) on April 12, 2024 (together with any accrued interest to such date), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 1.54% per annum from the date hereof, payable semiannually, on the twelfth day of April and October in each year, commencing with the April 12th or October 12th next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Net Loss on any Swapped Note, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the Default Rate.

Payments of any amounts due in respect of this Note are to be made in Euros or Dollars (as determined by the terms of the Note Purchase Agreement referred to below) at JPMorgan Chase Bank, N.A. in New York, New York or any successor thereto or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of April 12,  2016 (as from time to time amended, the “Note Purchase Agreement”), by and among the Company and the respective Purchasers named therein, and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

The payment of this Note may from time to time be guaranteed by certain Subsidiary Guarantors.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount and any applicable Net Loss on any Swapped Note) and with the effect provided in the Note Purchase Agreement.

[signature page follows]

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

PUBLIC STORAGE

________________________________
Name:
Title:

EXHIBIT 1.2

Form of Subsidiary Guaranty Agreement

[TO BE REVIEWED AND UPDATED BY LOCAL COUNSEL IN ORDER TO ACCOUNT FOR ANY LIMITATIONS OR LEGAL REQUIREMENTS FOR EACH JURISDICTION, WHICH WILL IN ANY CASE BE SUBSTANTIVELY IDENTICAL TO THOSE CONTAINED IN THE BANK FACILITY]

SUBSIDIARY GUARANTY AGREEMENT

€100,000,000

1.54% Senior Notes due April 12, 2024

of

PUBLIC STORAGE

This Subsidiary Guaranty Agreement (as may be amended, restated or otherwise modified from time to time, this “Guaranty Agreement”) is dated as of [_______] [__], 20[__] and is made by  [                      ], a [______________] organized/incorporated under the laws of [          ] (the “Guarantor”).

RECITALS:

A.The Guarantor is a direct or indirect subsidiary of Public Storage, a real estate investment trust formed under the laws of the State of Maryland (the “Company”).

B.In order to refinance outstanding Indebtedness of the Group and for general corporate purposes, the Company entered into a Note Purchase Agreement dated as of April 12, 2016 (as may be amended, restated, or otherwise modified from time to time, the “Agreement”) with the institutions named on Schedule B to such Agreement (the “Purchasers”), providing for, among other things, the issue and sale to the Purchasers of €100,000,000 aggregate principal amount of its 1.54% Senior Notes due April 12, 2024 (collectively, as may be amended, restated or otherwise modified from time to time, including any such notes issued in substitution therefore pursuant to Section 13 of the Agreement, the “Notes”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Agreement.

C.The Guarantor by reason of its interest in the financing by the Company of certain outstanding debt and in order to assist the Company in maintaining compliance with the Agreement, has agreed to execute this Guaranty Agreement.

D.The Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Agreement and the continued compliance therewith.  The [partner][Board of Directors][shareholders][board of managers] of the Guarantor [has][have] determined that the incurrence of its obligations hereunder is in the best interests of the Guarantor.

NOW, THEREFORE, in consideration of the premises and the receipt whereof is hereby acknowledged, the Guarantor does hereby covenant and agree as follows:

SECTION 1.GUARANTY.

(a)The Guarantor hereby irrevocably, absolutely and unconditionally guarantees to the holders from time to time of the Notes:  (i) the full and prompt payment on demand of the principal of all of the Notes and of the interest thereon at the rate therein stipulated (including, without limitation, to the extent legally enforceable, interest on any overdue principal, Make-Whole Amount, if any,  Net Loss, if any, and interest at the rates specified in the Notes and interest accruing or becoming owing both prior to and subsequent to the commencement of any bankruptcy, reorganization or similar proceeding involving the Company) and the Make-Whole Amount, if any, Net Loss, if any, and all other amounts owing to the holders from time to time under the Notes and the Agreement when and as the same shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration, or otherwise, (ii) the full and prompt performance and observance by the Company of each and all of the covenants and agreements required to be performed or observed by the Company under the terms of the Agreement and the Notes, and (iii) payment, upon demand by any holder of the Notes, of all costs and expenses, legal or otherwise (including reasonable attorney’s fees) and such expenses, if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under the Agreement, this Guaranty Agreement or any Note or in any consultation or action in connection therewith, and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes, the Agreement or any of the terms thereof or of any other like circumstance or circumstances (all of the obligations described in the foregoing clause (i), clause (ii) and clause (iii) being referred to herein as the “Guaranteed Obligations”).  The guaranty of the Guaranteed Obligations herein provided for is a guaranty of the immediate and timely payment of the principal, interest, Make-Whole Amount, if any, and Net Loss, if any, on the Notes as and when the same are due and payable and shall not be deemed to be a guaranty only of the collectability of such payments and that in consequence thereof each holder of the Notes may sue the Guarantor directly upon such Guaranteed Obligations. The Guarantor agrees as a primary obligation to indemnify each holder of a Note from time to time on demand from and against any loss incurred by it as a result of the Agreement, any Notes and/or this Guaranty Agreement being or becoming void, voidable or unenforceable for any reason whatsoever, whether or not known to such holder of a Note, the amount of such loss being the amount which such holder of a Note would otherwise have been entitled to recover from the Guarantor.

(b)Principal Obligor.  The obligations of the Guarantor hereunder shall be deemed to be undertaken as principal obligor and not merely as surety.

(c)Continuing Obligations.  The obligations of the Guarantor hereunder shall be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and, in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the Company’s obligations under or in respect of any Note and the Agreement and shall continue in full force and effect until all sums due from the Company in respect of the Notes and the Agreement have been paid and all other obligations of the Company thereunder or in respect thereof have been satisfied, in full.

SECTION 2.OBLIGATION ABSOLUTE AND UNCONDITIONAL; TERMINATION.

(a)This Guaranty Agreement shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest, Make-Whole Amount (if any) and Net Loss (if any) on the Notes and all other sums due pursuant to the Agreement and the Notes shall have been fully, finally and indefeasibly paid and such Guaranteed Obligations shall not be affected, modified or impaired upon the happening from time to time of any event or condition, including without limitation any of the following, whether or not with notice to or the consent of the Guarantor:

(i)the power or authority or the lack of power or authority of the Company to issue the Notes or of the Company to execute and deliver the Agreement, and irrespective of the validity of the Notes or the Agreement or any other Subsidiary Guaranty Agreement or of any defense whatsoever that the Company may or might have to the payment of the Notes (including, without limitation, principal, interest, Make-Whole Amount, if any, and Net Loss, if any) or to the performance or observance of any of the provisions or conditions of the Agreement or the Notes or any other Subsidiary Guaranty Agreement, or the existence or continuance of the Company as a legal entity;

(ii)any failure to present the Notes for payment or to demand payment thereof, or to give the Guarantor or the Company notice of dishonor for non-payment of the Notes, when and as the same may become due and payable, or notice of any failure on the part of the Company to do any act or thing or to perform or to keep any covenant or agreement by either of them to be done, kept or performed under the terms of the Notes or the Agreement;

(iii)additional money lent to the Company, any extension of the obligation of the Notes, either indefinitely or for any period of time, or any other modification in the obligation of the Notes or the Agreement or any other Subsidiary Guaranty Agreement or the Company thereon, or in connection therewith, or any sale, release, substitution or exchange of any security;

(iv)any act or failure to act with regard to the Notes or the Agreement or any other Subsidiary Guaranty Agreement or anything which might vary the risk of the Guarantor (including, without limitation, any release or substitution of any one or more of the endorsers or guarantors of the Guaranteed Obligations);

(v)any action taken under the Agreement or the Notes, or any other Subsidiary Guaranty Agreement in the exercise of any right or power thereby conferred or any failure or omission on the part of any holder of any Note to first enforce any right or security given under the Agreement or the Notes or any other Subsidiary Guaranty Agreement or any failure or omission on the part of any holder of any of the Notes to first enforce any right against the Company or any other Subsidiary Guarantor;

(vi)the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Company contained in the Agreement and the Notes, or of any other Subsidiary Guarantor contained in any other Subsidiary Guaranty Agreement, or of the payment, performance or observance thereof;

(vii)the failure to give notice to the Company, the Guarantor or any other Subsidiary Guarantor of the occurrence of any Default or Event of Default under the terms and provisions of the Agreement or other breach by the Company, the

Guarantor or any other Subsidiary Guarantor under the Notes or any other Subsidiary Guaranty Agreement;

(viii)the extension of the time for payment of any principal of, or interest, Make-Whole Amount or Net Loss or any other amount, if any, on any Note owing or payable on such Note or of the time of or for performance of any obligations, covenants or agreements under or arising out of the Notes or any other Subsidiary Guaranty Agreement or the extension or the renewal of any thereof;

(ix)the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Agreement, the Notes or each Subsidiary Guaranty Agreement;

(x)any failure, omission, delay or lack on the part of the holders of the Notes to enforce, assert or exercise any right, power or remedy conferred on the holders of the Notes in the Agreement, the Notes or any other Subsidiary Guaranty Agreement or any other act or acts on the part of the holders from time to time of the Notes;

(xi)the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedures affecting the Guarantor, or any other Subsidiary Guarantor, or the Company or any of the assets of any of them, or any allegation or contest of the validity of the Agreement, the Notes, any other Subsidiary Guaranty Agreement or the disaffirmance of the Agreement, the Notes or any other Subsidiary Guaranty Agreement in any such proceeding (it being understood that the obligations of the Guarantor under this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment made with respect to the Notes is rescinded or must otherwise be restored or returned by any holder of the Notes upon the insolvency, bankruptcy or reorganization of the Company, the Guarantor or any other Subsidiary Guarantor, all as though such payment had not been made);

(xii)any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty Agreement;

(xiii)the invalidity or unenforceability of the Agreement, the Notes or any other Subsidiary Guaranty Agreement;

(xiv)the invalidity or unenforceability of the obligations of the Guarantor under this Guaranty Agreement, the absence of any action to enforce such obligations of the Guarantor, any waiver or consent by the Guarantor with respect to any of the provisions hereof or of the Agreement, the Notes or any other Subsidiary Guaranty Agreement or any other circumstances which might otherwise constitute a discharge or defense by the Guarantor, including, without limitation, any failure or delay in the enforcement of the obligations of the Guarantor with respect to this Guaranty Agreement or any of the Agreement, the Notes or any other Subsidiary Guaranty Agreement or of notice thereof; or any suit or other action brought by any shareholder or creditor of, or by, the Guarantor or any other Person, for any reason, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of this Guaranty Agreement, the Agreement or the Notes or any other agreement;

(xv)the default or failure of any Subsidiary Guarantor fully to perform any of its covenants or obligations set forth in its respective Subsidiary Guaranty Agreement;

(xvi)the impossibility or illegality of performance on the part of the Company or any other Person of its obligations under any of the Agreement, the Notes, each Subsidiary Guaranty Agreement or any other instruments;

(xvii)in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any regulatory body or agency, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified;

(xviii)any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Guaranty Agreement, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

(xix)any sale, exchange, release or surrender of any property at any time pledged or granted as security in respect of the Guaranteed Obligations, whether so pledged or granted by the Guarantor or another guarantor of the obligations of the Company under the Agreement, the Notes or any other Subsidiary Guaranty Agreement; or

(xx)any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the obligations of the Guarantor under this Guaranty Agreement, the Agreement or the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this paragraph that the obligations of the Guarantor hereunder shall be absolute and unconditional to the extent herein specified and shall not be discharged, impaired or varied except by the full, final and indefeasible payment to the holders thereof of the principal of, interest on, Make-Whole Amount, if any, and Net Loss, if any, and any other amounts due in respect of the Notes and under the Agreement, and then only to the extent of such payments.  Without limiting any of the other terms or provisions hereof, it is understood and agreed that in order to hold the Guarantor liable hereunder, there shall be no obligation on the part of any holder of any Note to resort, in any manner or form, for payment, to the Company, to any other Person or to the properties or estates of any of the foregoing.  All rights of the holder of any Note pursuant thereto or to this Guaranty Agreement and the Agreement may be transferred or assigned at any time or from time to time and shall be considered to be transferred or assigned upon the transfer of such Note whether with or without the consent of or notice to the Guarantor or the Company.  Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under the terms of the Notes or the Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Agreement, this Guaranty Agreement shall remain in full force and effect and shall apply to each and every subsequent default.

(b)To the fullest extent permitted by law, the Guarantor does hereby expressly waive:

(i)all of the matters specified in clause (a) of this Section 2 and any notices in respect thereof;

(ii)notice of acceptance of this Guaranty Agreement;

(iii)notice of any purchase or acceptance of the Notes under the Agreement, or the creation, existence or acquisition of any of the Guaranteed Obligations, subject to the Guarantor’s right to make inquiry of each holder to ascertain the amount of the Guaranteed Obligations at any reasonable time;

(iv)notice of the amount of the Guaranteed Obligations, subject to the Guarantor’s right to make inquiry of each holder to ascertain the amount of the Guaranteed Obligations at any reasonable time; and

(v)any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale of property of the Guarantor made under any judgment, order or decree based on this Guaranty Agreement, and the Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of any such law.

(c)Each of the rights and remedies granted under this Guaranty Agreement to each holder in respect of the Notes held by such holder may be exercised by such holder without notice to, or the consent of or any other action by, any other holder.  Each holder may proceed to protect and enforce this Guaranty Agreement by making the payment hereunder on demand, by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted; or for the recovery of judgment for the obligations hereby guaranteed or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

(d)If any holder shall have instituted any proceeding to enforce any right or remedy under this Guaranty Agreement, any Note held by such holder, the Agreement or any other Subsidiary Guaranty Agreement and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such holder, then and in every such case each such holder and the Company shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former position hereunder and thereunder, and thereafter the rights and remedies of such holders shall continue as though no such proceeding had been instituted.

(e)Notwithstanding anything to the contrary above, the Guarantor, by written notice to each holder of a Note, may terminate this Guaranty Agreement at any time and all obligations hereunder arising after the date of said termination in accordance with Section 9.8 of the Agreement, provided, that, at the time of and after giving effect to such termination, no Default or Event of Default shall have occurred and be continuing under the Agreement.

(f)Any term or provision of this Guaranty Agreement, the Agreement or the Notes notwithstanding, if any U.S. federal or state fraudulent conveyance laws are determined by a court of competent jurisdiction to be applicable to the obligations of the Guarantor hereunder, the Guarantor’s obligations hereunder shall be limited to the maximum aggregate amount of the obligations that would not render the Guarantor’s obligations subject to avoidance under applicable U.S. federal or state fraudulent conveyance laws.

Accordingly, the Guarantor irrevocably and unconditionally agrees as a primary obligation to indemnify each holder of a Note from time to time from and against any loss incurred by such holder as a result of any of the obligations of the Company under or pursuant to any Note, the Agreement or any provision thereof being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to such holder or any other Person, the amount of such loss being the amount which such holder would otherwise have been entitled to recover from the Company.  Any amount payable pursuant to this indemnity shall be payable in the manner and currency prescribed by the Notes and the Agreement for payments by the Company in respect of the Notes.  This indemnity constitutes a separate and independent obligation from the other obligations under this Guaranty Agreement and shall give rise to a separate and independent cause of action.

SECTION 3.SUBROGATION PAYMENTS HELD IN TRUST.

(a)To the extent of any payments made under this Guaranty Agreement, the Guarantor shall be subrogated to the rights of the holder of the Notes receiving such payments, but the Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the rights of any holders of the Notes for which full payment has not been made or provided for and, to that end, the Guarantor agrees not to claim or enforce any such right of subrogation or any right of setoff or any other right which may arise on account of any payment made by the Guarantor in accordance with the provisions of this Guaranty Agreement, including, without limitation, any right of reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any holder of the Notes against the Company or any other guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right unless and until 366 days after all of the Guaranteed Obligations (other than those arising by subrogation as aforesaid) owned by Persons other than the Guarantor and all other sums due or payable under this Guaranty Agreement have been fully paid and discharged or payment therefor has been provided.

(b)If any payment shall be made to the Guarantor by the Company or any other guarantor of the Notes of any amounts owing to the Guarantor by the Company or such other guarantor during any time when the obligations of the Guarantor hereunder shall have become due and payable, the Guarantor shall hold in trust all such payments and amounts for the benefit of the holders of the Notes and shall forthwith pay such amounts and payments to the holders of the Notes to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under this Guaranty Agreement, whether matured or unmatured.

SECTION 4.PREFERENCE.

The Guarantor agrees that to the extent the Company or any other Person makes any payment on the Guaranteed Obligations, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, or is required to be repaid to a trustee, liquidator, receiver or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantor’s obligations hereunder, as if said payment had not been made.  The liability of the Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any holder of the Notes from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

SECTION 5.MARSHALING.

None of the holders of the Notes shall be under any obligation (a) to marshal any assets in favor of the Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes and the Agreement or the obligation of the Guarantor hereunder or (b) to pursue any other remedy that the Guarantor may or may not be able to pursue itself and that may lighten the Guarantor’s burden, any right to which the Guarantor hereby expressly waives.

SECTION 6.REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

The Guarantor represents and warrants to you as follows:

(a)Organization and Authority:  The Guarantor is a ____________ duly organized, validly existing and, to the extent such concept is recognized, in good standing under the laws of its jurisdiction of incorporation; the Guarantor has the corporate (or other appropriate) power and authority to own its properties and to conduct its business and is duly qualified as a foreign entity and, to the extent such concept is recognized, is in good standing in each other jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or, to the extent such concept is recognized, in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)Transaction Is Legal and Authorized.  The issuance of this Guaranty Agreement and compliance with all of the provisions of this Guaranty Agreement

(1)are within the corporate (or other) powers of the Guarantor;

(2)will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the articles of association, charter or by-laws or other constitutive documents of the Guarantor or any indenture or other agreement or instrument to which the Guarantor is a party or by which it may be bound or result in the imposition of any Lien on any property of the Guarantor; and

(3)have been duly authorized by proper action on the part of the Guarantor and any required action by the stockholders or other equity holders of the Guarantor required by law or by the articles of association, charter or by-laws or other constitutive documents of the Guarantor or otherwise, executed and delivered by the Guarantor and this Guaranty Agreement constitutes the legal, valid and binding obligation, contract and agreement of the Guarantor enforceable in accordance with its terms, except as such terms may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and (ii) equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)Governmental Consent.  No approval, consent or withholding of objection on the part of any regulatory body is necessary in connection with the execution and delivery by the Guarantor of this Guaranty Agreement or compliance by the Guarantor with any of the provisions of this Guaranty Agreement.

(d)Commercial Benefit.  The Guarantor will derive a commercial benefit from the execution and delivery of this Guaranty Agreement.

(e)Solvency.  After giving effect to the execution and delivery of this Guaranty Agreement and taking into account (i) the likelihood of being required to perform this Guaranty Agreement and (ii) the fact that the Guarantor does not have any intention to defraud any of its creditors, the Guarantor is solvent and able to pay its debts as and when they become due and payable.

Without in any way limiting the generality of the warranties and representations contained in Section 5 of the Agreement, each of such warranties and representations is, insofar as it refers to any Subsidiary, true and correct with respect to the Guarantor.

The Guarantor will comply with each of the provisions of Section 9 and Section 10 of the Agreement, and each other covenant and agreement contained therein, that is applicable to any Subsidiary generally.

SECTION 7.SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)The Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, the City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement.  To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)The Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be.

(c)The Guarantor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 8 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)Nothing in this Section 7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)THE GUARANTOR (AND BY ACCEPTANCE HEREOF EACH HOLDER OF A NOTE) HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

SECTION 8.NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid) or (c) by email where the recipient has designated an email address for such purpose.  Any such notice must be sent:

(i)if to a Purchaser, to such Person at the address specified for such communications in Schedule B to the Agreement, or at such other address as the Purchaser shall have specified to the Company in writing, or

(ii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)if to the Guarantor, c/o Public Storage, 701 Western Avenue, Glendale, California 91201-2349, United States of America, to the attention of the Chief Financial Officer and the Chief Legal Officer or at such other addresses as the Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 8 will be deemed given only when actually received.

SECTION 9.AMENDMENTS AND MODIFICATIONS; SOLICITATION OF NOTEHOLDERS.

(a)This Guaranty Agreement may only be amended and compliance therewith waived (either generally or in a particular instance and either retroactively or prospectively) by an instrument in writing signed by the Guarantor and by the Required Holders; provided, that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective which will reduce the scope of the guaranty set forth in this Guaranty Agreement or amend the requirements of Sections 1, 2, 3, 4, 5, or 10 hereof or amend this Section 9.  No such amendment or modification shall extend to or affect any obligation not expressly amended or modified or impair any right consequent thereon.

(b)The Guarantor will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Guaranty Agreement unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Guarantor and shall be afforded the opportunity of considering the same and shall be supplied by the Guarantor with a sufficient information to enable it to make an informed decision with respect thereto.  The Guarantor will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise or grant any security or provide other credit support, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Guaranty Agreement, the Agreement or the Notes, unless such remuneration is concurrently paid or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to the holders of all of the Notes then outstanding.  Promptly and in any event within 30 days of the date of execution and delivery of any such waiver or amendment, the Guarantor shall provide a true, correct and complete copy thereof to each of the holders of the Notes.

(c)Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 10.PARI PASSU.

The payment obligations of the Guarantor under this Guaranty Agreement will at all times rank at least pari passu in right of payment with all other unsecured and unsubordinated Indebtedness of the Guarantor, except for such Indebtedness as would, by virtue only of the law in force in the jurisdiction in which the Guarantor is organized, be preferred by operation of bankruptcy, insolvency, liquidation or similar laws of general application.

SECTION 11.OBLIGATION TO MAKE PAYMENT IN EUROS.

(a)Any payment on account of an amount that is payable hereunder, under the Agreement or under the Notes in Euros which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Guarantor, shall constitute a discharge of the obligation of the Guarantor hereunder, under the Agreement or the Notes only to the extent of the amount of Euros which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of Euros that could be so purchased is less than the amount of Euros originally due to such holder, the Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guaranty Agreement, the Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder, under the Agreement or under the Notes or under any judgment or order.

(b)Any payment on account of an amount that is payable hereunder, under the Agreement or under the Notes in Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Guarantor, shall constitute a discharge of the obligation of the Guarantor hereunder, under the Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guaranty Agreement, the Agreement and the

Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder, under the Agreement or under the Notes or under any judgment or order.

(c)As used in this Section 11 the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

SECTION 12.MISCELLANEOUS.

(a)No remedy herein conferred upon or reserved to any holder of any Note is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty Agreement now or hereafter existing at law or in equity.  No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle any holder of any Note to exercise any remedy reserved to it under this Guaranty Agreement, it shall not be necessary for such holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b)In case any one or more of the provisions contained in this Guaranty Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

(c)This Guaranty Agreement shall be binding upon the undersigned Guarantor and its successors and assigns and shall inure to the benefit of the Purchasers and their respective successors and assigns so long as any of their respective Notes remain outstanding and unpaid.

(d)The Guarantor will maintain an office at the address of the Guarantor referred to in Section 8, where notices, presentations and demands in respect hereof or of the Guaranteed Obligations may be made upon the Guarantor until such time as the Guarantor shall notify each holder of any change of location of such office.

(e)This Guaranty Agreement,  shall be construed and enforced in accordance with, and the rights of the Guarantor and the holders of the Notes shall be governed by, the laws of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

[signature page follows]

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty Agreement on the date first above written.

[Name of Guarantor]

By:___________________________
 Name:
 Title:

By:___________________________
 Name:
 Title:

EXHIBIT 4.4(a)

EXHIBIT 4.4(b)